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CREDIT.DOC
                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement") dated as of March 27, 1998 by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the "Borrower"), REGENCY REALTY CORPORATION, a Florida corporation (the "Parent"), each of the financial institutions initially a signatory hereto together with their assignees under Section 12.8. (the "Lenders"), FIRST UNION NATIONAL BANK, as Co-Agent, NATIONSBANK, N.A., as Co-Agent, WACHOVIA BANK, N.A., as Co-Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as contractual representative of the Lenders to the extent and in the manner provided in Article XI. below (in such capacity, the "Agent").

         WHEREAS,   the  Lenders  are  willing  to  extend  to  the  Borrower  a
$300,000,000 revolving credit facility, which includes a $20,000,000 swing line facility, subject to the terms hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1.  Definitions.

         The following terms, as used herein, have the following meanings:

      "Absolute Rate" has the meaning given that term in Section 2.2.(c)(ii)(C).

         "Absolute Rate Auction" means a solicitation of Bid Rate Quotes setting forth Absolute Rates pursuant to Section 2.2.

         "Absolute Rate Loan" means a Bid Rate Loan the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.

         "Acquisition"   means  any  transaction,   or  any  series  of  related
transactions, by which a Person directly or indirectly acquires any assets of another Person, whether through purchase of assets, merger or otherwise.

         "Additional Costs" has the meaning given that term in Section 5.1.

         "Adjusted Base Rents" means the total rentals from a given Property which are denominated as base rent or minimum rent under the applicable leases which shall in any event exclude all percentage rent and reimbursements for operating expenses, taxes or insurance, and shall be based on actual rents presently being paid without any rent leveling adjustments.

         "Affiliate" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in the Borrower; or (c) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement Date" means March 27, 1998.

         "Applicable Facility Fee" means the percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

--------------- -------------------------------
    Level                Facility Fee
--------------- -------------------------------
      1                     0.15%
--------------- -------------------------------
--------------- -------------------------------
      2                     0.20%
--------------- -------------------------------
--------------- -------------------------------
      3                     0.20%
--------------- -------------------------------
--------------- -------------------------------
      4                     0.25%
--------------- -------------------------------

         "Applicable Law" means all applicable provisions of local, state, federal and foreign constitutions, statutes, rules, regulations, ordinances, decrees, permits, concessions and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Applicable Margin" shall mean, as of any date of determination, the respective percentage rates set forth below corresponding to the Borrower's Credit Rating as assigned by the Rating Agencies:

   ---------------------------------- --------------------- -------------------
   Level     Borrower's Credit Rating     Applicable Margin    Applicable Margin
             (S&P/Moody's or equivalent)   for LIBOR Loans            for
                                                                Base Rate Loans

   ---------------------------------- --------------------- -------------------
      1        A-/A3 or equivalent or higher      0.65%                0.00%
   --------------------------------- --------------------- -------------------
   -------------------------------- --------------------- -------------------
      2        BBB+/Baa1 or equivalent            0.70%                0.00%
   --------------------------------- --------------------- -------------------
   -------------------------------- --------------------- -------------------
      3        BBB/Baa2 or equivalent             0.80%                0.00%
   ------------------------------- --------------------- -------------------
   -------------------------------- --------------------- -------------------
      4        BBB-/Baa3 or equivalent            0.95%                0.00%
   -------------------------------- --------------------- -------------------

The Agent shall determine the Applicable Margin from time to time in accordance with the above table and the provisions of this definition and notify the Borrower and the Lenders of such determination. If the Rating Agencies assign Credit Ratings which correspond to different Levels in the above table resulting in different Applicable Margin determinations, the Applicable Margin will be determined based on the Level corresponding to the lower of the two Credit Ratings. During any period that the Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall equal the average of the Applicable Margins as determined in accordance with the two lowest of such Credit Ratings; provided that one of such Credit Ratings has been issued by either S&P or Moody's and such Credit Rating is an Investment Grade Rating. Each change in the Applicable Margin resulting from a change in a Credit Rating of the Borrower shall take effect on the first calendar day of the month following the month in which such Credit Rating is publicly announced by the relevant Rating Agency. Until determined in accordance with the foregoing definition and at any time the Borrower does not have an Investment Grade Rating from both S&P and Moody's, the Applicable Margin for LIBOR Loans shall equal 1.375% and for Base Rate Loans shall equal 0.25%.

         "Assignee" has the meaning given that term in Section 12.8.(c).

         "Assignment   and  Acceptance   Agreement"   means  an  Assignment  and
Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

         "Base Rate" means the greater of (a) the rate of interest per annum established from time to time by Wells Fargo, San Francisco, California and designated as its prime rate (which rate of interest may not be the lowest rate charged by such bank, the Agent or any of the Lenders on similar loans) and (b) the Federal Funds Rate plus one-half of one percent (0.5%). Each change in the Base Rate shall become effective without prior notice to the Borrower or the Lenders automatically as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loan" means any Revolving Loan or Term Loan hereunder with respect to which the interest rate is calculated by reference to the Base Rate.

        "Bid Rate Borrowing" has the meaning given that term in Section 2.2.(b).

         "Bid Rate Loan" means a loan made by a Lender under Section 2.2.(b).

         "Bid Rate Note" has the meaning given that term in Section 2.12.

         "Bid Rate Quote" means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

    "Bid Rate Quote Request" has the meaning given that term in Section 2.2.(b).

         "Business Day" means (a) any day other than Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or San Francisco, California are authorized or required to close and (b) with reference to LIBOR Loans, any such day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capitalized EBITDA" means, with respect to a Person and as of a given date, (a) such Person's EBITDA for the fiscal quarter most recently ended times
(b) 4 and divided by (c) 9.25%. In determining Capitalized EBITDA (i) EBITDA attributable to real estate properties either acquired or disposed of by such Person during such fiscal quarter shall be disregarded, (ii) Fee Income for the applicable period shall be excluded from EBITDA, (iii) any amounts deducted from the net earnings of Properties owned by Consolidated Subsidiaries in which a third party owns a minority equity interest shall be included in EBITDA; and
(iv) distributions of cash received by such Person during such period from any of its Unconsolidated Affiliates shall be excluded from EBITDA.

         "Capitalized Fee Income" means, with respect to a Person and as of a given date, (a) such Person's Fee Income for the fiscal quarter most recently ended times (b) 4 and divided by (c) 20.0%.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Commitment" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount", as the same may be reduced from time to time pursuant to Section 2.9.

    "Compliance Certificate" means the certificate described in Section 8.1.(c).

         "Consolidated Subsidiary" means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date. The term "Consolidated Subsidiary" shall also include any preferred stock subsidiaries of such Person, the economic interest in which preferred stock subsidiary owned by such Person is at least 95% of the aggregate economic interest thereof.

         "Construction Budget" means the budget for the construction and development of a given Development Property, such budget to include an adequate operating deficiency reserve.

         "Construction in Process" means construction in process as determined in accordance with GAAP.

         "Contingent   Obligation"   means,  for  any  Person,  any  commitment,
undertaking, Guarantee or other obligation constituting a contingent liability that must be accrued under GAAP.

         "Continue",   "Continuation"   and  "Continued"   each  refers  to  the
continuation of a LIBOR Loan from one Interest Period to the next Interest Period pursuant to Section 2.5.

         "Convert", "Conversion" and "Converted" each refers to the conversion of a Revolving Loan of one Type into a Revolving Loan of another Type pursuant to Section 2.6.

         "Credit Rating" means the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of the Borrower. Until the Borrower issues its first series of rated senior unsecured long term indebtedness, the Borrower's Credit Rating shall be (i) the lowest corporate credit rating assigned to the Borrower by a Rating Agency or (ii) if no corporate credit rating is assigned to the Borrower by a Rating Agency, the lowest prospective rating assigned to the shelf registration of the Borrower's senior unsecured long term indebtedness.

         "Credit Tenant" means any Person which has entered into, and continues to be subject to, a lease of any portion of a Property and has a rating of at least BBB- assigned to its senior long-term debt obligations by Standard and Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. For purposes of this Agreement, Publix Super Markets, Inc. shall be deemed a Credit Tenant.

         "Debt Service" means, with respect to any Person and for any period, the sum of (a) Interest Expense of such Person for such period plus (b) regularly scheduled principal payments on Indebtedness of such Person during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Lender" has the meaning given that term in Section 3.5.

         "Designated Lender" means a special purpose corporation which is an affiliate of, or sponsored by, a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.8.(d) and (c) is not otherwise a Lender.

         "Designated Lender Note" means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

       "Designating Lender" has the meaning given that term in Section 12.8.(d).

         "Designation Agreement" means a Designation Agreement between a Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit B or such other form as may be agreed to by such Lender, such Designated Lender and the Agent.

         "Development Property" means either a real estate project acquired by a Loan Party as unimproved real estate to be developed as a Property or a Property acquired by a Loan Party on which such Loan Party is to increase materially the rentable square footage of such Property, in each case for which an 85% Occupancy Rate has not been achieved; provided, however, that "Development Property" shall not include any build-to-suit Property which is 100% preleased by a single tenant having an investment grade rating assigned to its senior long-term unsecured debt obligations by a nationally recognized securities rating agency.

    "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person for such period plus (b) interest expense of such Person for such period plus (c) income tax expense of such Person in respect of such period minus (d) extraordinary gains of such Person and gains from sales of assets of such Person for such period plus (e) extraordinary losses of such Person, losses from sales of assets of such Person and losses resulting from forgiveness by such Person of Indebtedness for such period plus
(f) distributions of cash received by such Person during such period from any of its Unconsolidated Affiliates.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 6.1.

         "Eligible Property" means a Property which satisfies all of the following requirements as determined by the Agent: (a) such Property is owned in fee simple by only the Borrower or a Wholly Owned Subsidiary of the Borrower;
(b) neither such Property, nor any interest of the Borrower or such Wholly Owned Subsidiary therein, is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (c) if such Property is owned by a Wholly Owned Subsidiary, none of the Borrower's direct or indirect ownership interest in such Wholly Owned Subsidiary is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; (d) such Property is not a Development Property and has an Occupancy Rate which has remained stabilized; (e) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Property and (f) such Property is improved with a shopping center. Prior to April 30, 1999, the requirements contained in the immediately preceding clauses (a) through (c), and solely with respect to the Regency Office Property referred to as the "Paragon Cable" office building, the requirement contained in the immediately preceding clause (f), shall be disregarded with respect to each Regency Office Property so long as (1) such Regency Office Property is otherwise an Eligible Property; (2) such Regency Office Property is owned in fee simple by Regency Office; (3) Regency Office is a Wholly Owned Subsidiary of the Parent;

(4) such Regency Office Property is not, nor is any interest of Regency Office therein, subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness; and (5) none of the Parent's direct or indirect ownership interest in Regency Office is subject to any Lien other than Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon as security for Indebtedness. For purposes of this definition only, when determining the Occupancy Rate for a given Property which is a retail shopping center, an anchor tenant who has vacated its space shall nonetheless be deemed to occupy such space if such tenant is continuing to pay all rental payments when due under its lease and either of the following two conditions apply, as the case may be: (i) if such Property has two or more anchor tenants and the other anchor tenants still actually occupy their respective spaces or (ii) such space is undergoing construction to meet the specific needs of a new anchor tenant who has either subleased the space from the existing tenant or who is obligated to lease such space upon substantial completion of such construction.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. ss. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. ss. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. ss. 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee benefit plan subject to Title I of ERISA.

         "Event of Default" means the occurrence of any of the events specified in Section 10.1., whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body; provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Extension Request" has the meaning given that term in Section 2.10.

         "Federal Funds Rate" means, on any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as reasonably determined by the Agent.

         "Fee Income" means, with respect to a Person and for a given period, the amount of net income accrued by such Person during such period from fees, commissions and other compensation derived from (a) managing and/or leasing properties owned by third parties; (b) developing properties for third parties;
(c) arranging for property acquisitions by third parties; (d) arranging financing for third parties and (e) consulting and business services performed for third parties.

         "Funds From Operations" means, with respect to a Person and for a given period, net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net income
(loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person with respect to its real estate assets for such period plus (b) losses from sales of assets of such Person and losses resulting from restructuring of Indebtedness of such Person, all for such period minus (c) gains from sales of assets of such Person and gains resulting from restructuring of Indebtedness of such Person, all for such period plus (d) such Person's pro rata share of Funds From Operations of such Person's Unconsolidated Affiliates plus (e) adjustments for straight-line rent leveling for such period.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Gross Asset Value" means, at a given time, the sum of (a) the Capitalized EBITDA of the Parent and its Consolidated Subsidiaries at such time, plus (b) the Capitalized Fee Income of the Parent and its Consolidated Subsidiaries at such time, plus (c) the purchase price paid by the Parent or any Consolidated Subsidiary (less any amounts paid to the Parent or such Consolidated Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) for any real property acquired for development by the Parent or such Consolidated Subsidiary as a Property during the Parent's fiscal quarter most recently ended, plus (d) all of Parent's and its Consolidated Subsidiaries' cash and cash equivalents as of the end of such fiscal quarter, plus (e) the lesser of (i) $30,000,000 and (ii) with respect to each of the Parent's Unconsolidated Affiliates, (1) with respect to any of such Unconsolidated Affiliate's Properties under construction, the Parent's pro rata share of the book value of Construction in Process for such Property as of the end of such fiscal quarter and (2) with respect to any of such Unconsolidated Affiliate's Properties which have been completed, the Parent's pro rata share of Capitalized EBITDA of such Unconsolidated Affiliate attributable to such Properties, plus (f) the book value of all Construction in Process for real property acquired for development by any Loan Party as a Property as such book value is set forth on the Parent's consolidated balance sheet most recently delivered to the Lenders under Section 8.1.(a) or (b) plus
(g) the contractual purchase price of properties subject to purchase obligations, repurchase obligations and forward commitments to the extent the obligations are included in the Parent's or any Consolidated Subsidiary's Total Liabilities .

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means (a) the Parent and (b) any Subsidiary other than RRC FL SPC, Inc., RRC GA SPC, Inc., RRC AL SPC, Inc., RRC MS SPC, Inc., RRC General SPC Inc., RRC Limited SPC, Inc., Treasure Coast Investors, Ltd., Regency Rosewood Temple Terrace, Ltd., Landcom Regency Mandarin, Ltd., RSP IV Criterion, Ltd., Equiport Associates, L.P., Branch/HOP Associates, L.P., Old Fort Associates, L.P., Fieldstone Associates, L.P., RRC Operating Partnership of Georgia, L.P. and Regency Ocean East Partnership Limited.

         "Guaranty" means a Guaranty executed and delivered by a Guarantor substantially in the form of Exhibit O.

         "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication and determined on a consolidated basis): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or
(iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person;
(d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has Guaranteed or which is otherwise recourse to such Person or (ii) are secured by a Lien on any property of such Person.

         "Interest  Expense" means, with respect to a Person and for any period,
(a) the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) such Person's proportionate share of all paid or accrued interest expense for such period of Unconsolidated Affiliates of such Person.

         "Interest Period" means,
         (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

         (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Borrower may select as provided in Section 2.2.(b), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

         (c) with respect to any LIBOR Margin Loan, each period commencing on the date such LIBOR Margin Loan is made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.2.(b), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period for a Revolving Loan or a Bid Rate Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date;
(ii) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iv) notwithstanding either of the immediately preceding clauses (i) and (ii), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into by the Parent with a nationally recognized then rated investment grade financial institution for the purpose of protecting the Parent against fluctuations in interest rates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock or other equity interest, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person; (c) any Guaranty of the Indebtedness of any other Person; (d) the subordination of any claim against a Person to other Indebtedness of such Person; and (e) any other investment in any other Person.

         "Investment Grade Rating" means a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody's.

         "Lender" means each financial institution from time to time party hereto as a "Lender" or a "Designated Lender," together with its respective successors and assigns; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.8.(d), have the rights (including the rights given to a Lender contained in Sections 12.3. and 12.5.) and obligations of a Lender associated with holding such Bid Rate Loan.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto, or in any applicable Assignment or Acceptance Agreement or such other office of such Lender as such Lender may notify the Agent from time to time.

         "LIBO Rate" means, with respect to each Interest Period, for any LIBOR Loan or LIBOR Margin Loan, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars are offered to Wells Fargo Bank, National Association (at approximately 9:00 a.m., two Business Days prior to the first day of such Interest Period) by first class banks in the interbank Eurodollar market, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates. Each determination of the LIBO Rate by the Agent shall, in absence of demonstrable error, be conclusive and binding.

         "LIBOR Auction" means a solicitation of Bid Rate Quotes setting forth LIBOR Margins based on the LIBO Rate pursuant to Section 2.2.

         "LIBOR Loan" means any Revolving Loan or Term Loan hereunder with respect to which the interest rate is calculated by reference to the LIBO Rate for a particular Interest Period.

         "LIBOR Margin" shall have the meaning assigned to such term in
Section 2.2.(c)(ii)(D).

         "LIBOR Margin Loan" means a Bid Rate Loan the interest rate on which is determined on the basis of the LIBO Rate pursuant to a LIBOR Auction.

         "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.
         "Loan" means a Revolving Loan, a Bid Rate Loan, a Swingline Loan or a Term Loan.

         "Loan Document" means this Agreement, each of the Notes, each of the Guaranties, any agreement evidencing the fees referred to in Section 3.1.(e) and each other document or instrument executed and delivered by the Borrower or any other Loan Party in connection with this Agreement or any of the other foregoing documents.

         "Loan Party" means each of the Borrower and each Guarantor.

         "Majority Lenders" means, as of any date, (a) all Lenders, if there are fewer than three Lenders party hereto at such time and (b) the Lenders whose combined Pro Rata Shares equal or exceed 66-2/3%, if there are three or more Lenders party hereto at such time.

         "Material Contract" means any agreement, lease, Mortgage, indenture, or other contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any Guarantor or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Materially Adverse Effect.

         "Materially Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of such Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by the Borrower under Article VII. or in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Agent in its reasonable judgment unless expressly provided otherwise.

         "Maximum Loan Availability" means, at any time, the lesser of (a) an amount equal to the positive difference, if any, of (i) the Unencumbered Pool Value divided by 1.75, minus (ii) all Unsecured Liabilities (other than the Loans), of the Parent and its Subsidiaries determined on a consolidated basis and (b) the aggregate amount of the Commitments at such time.

         "Moody's" means Moody's Investors Services, Inc.

         "Mortgage" means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

         "Multiemployer  Plan"  means a  multiemployer  plan  defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Operating Income" means, for any Property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such property, but specifically excluding general overhead expenses of Borrower and any property management fees) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of four percent (4.0%) of the gross revenues for such Property for such period.

         "Net Worth" means, for any Person and as of a given date, such Person's total consolidated stockholder's equity plus, in the case of the Parent and its Consolidated Subsidiaries, increases in accumulated depreciation accrued after the Agreement Date minus (to the extent reflected in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

         "Non-ERISA Plan" means any Plan subject to Section 4975 of the Internal Revenue Code.
         "Note" means a Revolving Note, a Bid Rate Note or a Swingline Note. "Notice of Borrowing" means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.1. evidencing the Borrower's request for a borrowing of Revolving Loans.

         "Notice of Continuation" means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.5. evidencing the Borrower's request for the Continuation of a borrowing of Revolving Loans.
         "Notice of Conversion" means a notice in the form of Exhibit H to be delivered to the Agent pursuant to Section 2.6. evidencing the Borrower's request for the Conversion of a borrowing of Revolving Loans.

         "Notice of Swingline Borrowing" means a notice in the form of Exhibit L to be delivered to the Swingline Lender pursuant to Section 2.3.(b) evidencing the Borrower's request for a Swingline Loan.

         "Obligations" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) any and all renewals and extensions of any of the foregoing and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent and/or the Lenders and/or the Swingline Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Occupancy Rate" means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of such Property.

         "Parent" means Regency Retail Corporation, a Florida corporation.

         "Parent Credit Agreement" means the Credit Agreement dated as of May 17, 1996, as amended, by and among the Parent, each of the financial institutions initially a signatory thereto together with their assignees under
Section 12.8 thereof, and Wells Fargo Bank, National Association, as Agent.

         "Participant" has the meaning given that term in Section 12.8.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means (a) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (b) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (c) the following to the extent no Lien has been filed in any jurisdiction or agreed to: (i) Liens for taxes not yet due and payable; or (ii) Liens imposed by mandatory provisions of Applicable Law such as for materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness the payment of which is not yet due; (d) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and in which reserves acceptable to the Agent have been provided; (e) Liens expressly permitted under the terms of the Loan Documents; and (f) any extension, renewal or replacement of the foregoing to the extent such Lien as so extended, renewed or replaced would otherwise be permitted hereunder.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code.
         "Principal Office" means the office of the Agent located at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or such other office of the Agent as the Agent may designate from time to time.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the amount of such Lender's Commitment by (b) the aggregate amount of Commitments of all the Lenders, or, if the Commitments shall have been terminated, the percentage obtained by dividing (i) the aggregate unpaid principal amount of Loans owing to such Lender by (ii) the aggregate unpaid principal amount of all Loans.
         "Property" means real property improved with one or more operating retail shopping centers or office buildings that is owned directly or indirectly, in whole or in part, by the Borrower.
         "Rating Agencies" means any two nationally recognized securities rating agencies designated by the Borrower and acceptable to the Agent. One of such ratings agencies must be either (a) Moody's or (b) S&P, but if both such corporations cease to act as a securities rating agency or cease to provide ratings with respect to the senior long-term unsecured debt obligations of the Borrower, the Borrower may designate as a replacement Rating Agency any nationally recognized securities rating agency acceptable to the Agent.
         "Regency Office" means Regency Office Partnership, L.P.

         "Regency Office Properties" means the three Properties owned by Regency Office and referred to as (a) the "Cherry Grove" shopping center, (b) the "Bloomingdale" shopping center and (c) either (i) the "Paragon Cable" office building or (ii) another shopping center Property acquired pursuant to a "like-kind" exchange under Section 1031 of the Internal Revenue Code of the "Paragon Cable" office building for such shopping center.
         "Regulations G, U and X" means Regulations G, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
         "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.
         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.
         "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "Reserve for Replacements" means, for any period and with respect to any Property, an amount equal to (a) the aggregate square footage of all completed space of such Property times (b) $0.15 times (c) the number of days in such period divided by (d) 365.

         "Restricted Payment" means, with respect to a Person: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of such Person now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Person now or hereafter outstanding.

         "Revolving Credit Termination Date" means the earlier to occur of (a) May 17, 2000, or such later date to which such date may be extended in accordance with Section 2.10 or (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to Section 2.11.

         "Revolving Loan" means a loan made by a Lender under Section 2.1.

         "Revolving Note" has the meaning given that term in Section 2.12.

         "Revolving Period" means the period commencing on the Effective Date and ending on the earlier of (a) the Revolving Credit Termination Date or (b) the date on which the Revolving Loans are converted into the Term Loan pursuant to Section 2.11.

         "Secured Indebtedness" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien on any real property and shall include such Person's pro rata share of the Secured Indebtedness of any of such Person's Unconsolidated Affiliates.

         "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.
         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

"Stein Parties" means (a) Joan Stein, Richard Stein, Robert Stein and Martin E. Stein, Jr. and (b) The Regency Group, Inc., The Regency Group II, Ltd. and Regency Square II but only so long as the foregoing individuals own, directly or indirectly, all of the capital stock of any such entity.

"Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

         "Swingline Commitment" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding, $20,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

         "Swingline Lender" means Wells Fargo Bank, National Association, together with its respective successors and assigns.

         "Swingline Loan" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

         "Swingline Note" means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit E.

         "Taxes" has the meaning given that term in Section 3.11.

         "Term Loan" has the meaning given that term in Section 2.11.

         "Termination Date" means the date two years after the Revolving Credit Termination Date.

         "Termination Event" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

         "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as at such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person; (b) all accounts payable of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person (to the extent such obligations or commitments are evidenced by a binding purchase agreement); (d) all unfunded obligations of such Person; (e) all lease obligations of such person (including ground leases); (f) all Contingent Obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person;
(g) such Person's proportionate share of Indebtedness of any Unconsolidated Affiliate of such Person, which Indebtedness such Person is obligated on a non-recourse basis; (h) all Indebtedness of any other Person of which such Person is a general partner; and (i) all liabilities of any such Unconsolidated Affiliate, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis.

         "Type" with respect to any Revolving Loan or Term Loan, refers to whether such Loan is a LIBOR Loan or a Base Rate Loan, or in the case of a Bid Rate Loan only, an Absolute Rate Loan or a LIBOR Margin Loan.

         "Unconsolidated Affiliate" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unencumbered Pool Certificate" means a report, certified by the chief financial officer of the Borrower in the manner provided for in Exhibit P, setting forth the calculations required to establish the Unencumbered Pool Value as of a specified date, all in form and detail satisfactory to the Agent.

         "Unencumbered Pool Properties" means those Eligible Properties that have been approved pursuant to Article IV. for inclusion when calculating the Maximum Loan Availability.

         "Unencumbered Pool Value" means, at any time, the sum of the following amounts as determined for each Unencumbered Pool Property: (a) the Net Operating Income of such Unencumbered Pool Property for the fiscal quarter most recently ended times (b) 4 and divided by (c) 10.0%, in the case of an Unencumbered Pool Property, if any, consisting of office building property, and 9.25%, in the case of an Unencumbered Pool Property consisting of a retail shopping center.

         "Unencumbered NOI" means, for any period, the aggregate Net Operating Income for such period of Unencumbered Pool Properties and any other Property which satisfies the requirements set forth in clauses (a) through (c) and (e) of the definition of Eligible Property.

         "Unprotected Floating Rate Debt" means all Indebtedness of a Person (including, without limitation, Indebtedness of Unconsolidated Affiliates of such Person which Indebtedness is recourse to such Person) which bears interest at a variable rate that fluctuates during the scheduled life of such Indebtedness and for which such Person has not obtained Interest Rate Agreements which effectively cause such variable rates to be equivalent to fixed rates less than or equal to 9% per annum.

         "Unsecured   Indebtedness"   means,  with  respect  to  a  Person,  all
Indebtedness of such Person that is not Secured Indebtedness.

         "Unsecured Liabilities" means, as to any Person as of a given date, (a) all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as at such date plus (b) all Indebtedness of such Person (to the extent not included in the preceding clause (a)) minus (c) all Secured Indebtedness of such Person. When determining the Unsecured Liabilities of the Parent and its Subsidiaries: (i) the following shall be excluded: (A) any amounts related to contributions by the Borrower paid in the Borrower's capital stock to the 401(k) plan maintained by the Borrower and (B) contributions paid by the Borrower to the Borrower's Long-term Omnibus Plan; (ii) accounts payable and accrued dividends payable shall be included only to the extent the aggregate amount thereof exceeds the aggregate amount of unrestricted cash then reportable on a consolidated balance sheet of the Borrower and (iii) accrued property taxes in respect of real property shall be included only to the extent the aggregate amount thereof exceeds the aggregate amount of cash held by the Borrower and its Subsidiaries in escrow for the payment of such taxes at such time.

         "Unsecured Interest Expense" means, with respect to a Person and for a given period, all Interest Expense for such period attributable the Unsecured Indebtedness of such Person.

         "U.S. Realty" means Security Capital U.S. Realty, a Luxembourg societe d'investment a capital variable.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         SECTION 1.2.  General; References to Time.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with, and all financial statements required to be delivered under any Loan Document shall be prepared in accordance with, GAAP. With respect to any Property which has not been owned by a Loan Party for a full fiscal quarter, financial amounts with respect to such Property shall be adjusted appropriately to account for such lesser period of ownership unless specifically provided otherwise herein. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Unless otherwise indicated, all references to time are references to San Francisco, California time.

                           ARTICLE II. CREDIT FACILITY

         SECTION 2.1.  Revolving Loans.

         (a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement and the limitations set forth in Section 2.13., each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding such Lender's Pro Rata Share of the Maximum Loan Availability. Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (except that any such Revolving Loan may be in the aggregate amount of the unused Commitments, which Revolving Loans, if less than $1,000,000, must be Base Rate Loans). Within the foregoing limits and subject to the other terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

         (b) Requests for Revolving Loans. Not later than 9:00 a.m. at least two Business Days prior to a borrowing of Base Rate Loans and not later than 9:00 a.m. at least three Business Days prior to a borrowing of LIBOR Loans, the Borrower shall deliver to the Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the principal amount of the Revolving Loan to be borrowed, the date such Revolving Loan is to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loan, the Type of the requested Revolving Loan and if such Revolving Loan is to be a LIBOR Loan, the initial Interest Period for such Revolving Loan. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Agent provide the Borrower with the most recent LIBO Rate available to the Agent. The Agent shall provide such quoted rate to the Borrower and to the Lenders on the date of such request or as soon as possible thereafter.

         (c) Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under Section 2.1.(b), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the Revolving Loan requested by the Borrower with the Agent at the Agent's Lending Office, in immediately available funds not later than 9:00 a.m. on the date of such proposed Revolving Loan. Upon fulfillment of all applicable conditions set forth herein, the Agent shall make available to the Borrower at the Agent's Lending Office, not later than 12:00 noon on the date of the requested Revolving Loan, the proceeds of such amounts received by the Agent. The failure of any Lender to deposit the amount described above with the Agent shall not relieve any other Lender of its obligations hereunder to make its Pro Rata Share of a Revolving Loan.

         (d) Unless the Agent shall have been notified by any Lender that such Lender will not make available to the Agent such Lender's Pro Rata Share of a proposed Revolving Loan, the Agent may in its discretion assume that such Lender has made such Pro Rata Share of such Revolving Loan available to the Agent in accordance with this Section and the Agent may, if it chooses, in reliance upon such assumption, make such Pro Rata Share of such Revolving Loan available to the Borrower.

         SECTION 2.2.  Bid Rate Loans.

         (a) Bid Rate Loans. In addition to borrowings of Revolving Loans, at any time during the period from the Effective Date to but excluding the Revolving Credit Termination Date, and so long as the Borrower has been assigned and continues to maintain an Investment Grade Rating from both S&P and Moody's, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Requests for Bid Rate Loans. When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a "Bid Rate Quote Request") so as to be received no later than 9:00 a.m. on (x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) on the date four Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Borrower may request offers to make Bid Rate Loans for up to 3 different Interest Periods in each Bid Rate Quote Request (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit I and shall specify as to each Bid Rate Borrowing:

   (i)      the proposed date of such borrowing, which shall be a Business Day;

                  (ii) the aggregate amount of such Bid Rate Borrowing which shall be in a minimum amount of $15,000,000 and integral multiples of $1,000,000 in excess thereof which shall not cause any of the limits specified in Section 2.13. to be violated;

                  (iii)    whether the Bid Rate Quote Request is for LIBOR
 Margin Loans or Absolute Rate Loans;    and

                  (iv) the duration of the Interest Period applicable thereto.

         The Borrower shall deliver no more than one Bid Rate Quote Request in any calendar month and no Bid Rate Quote Request shall be delivered within five Business Days of the giving of any other Bid Rate Quote Request.

         (c)      Bid Rate Quotes.

                  (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower's request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 7:30 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Agent shall disregard any Bid Rate Quote received after such time; provided that the Lender then acting as Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 30 minutes prior to the latest time by which the Lenders must submit applicable Bid Rate Quotes. Subject to Articles VI. and X., any Bid Rate Quote so made shall be irrevocable. Such Bid Rate Loans may be funded by a Lender's Designated Lender (if any) as provided in Section 12.8.(d), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

                  (ii) Each Bid Rate Quote shall be substantially in the form of Exhibit J and shall specify:

             the proposed date of borrowing and the Interest Period therefor;

                           (B) the  principal  amount  of the Bid Rate  Loan for
                  which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

                           (C) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Absolute Rate Loan (the "Absolute Rate");

                           (D) in the case of a LIBOR Auction,  the margin above
                  or below applicable LIBOR (the "LIBOR Margin") offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR;

                           (E)      the identity of the quoting Lender; and

                           (F) any Bid Rate Quote  shall be in a minimum  amount
                  of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

                  No Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

         (d) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 8:30 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Margin and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Lender.


         (e)      Acceptance by Borrower.

                  (i) Not later than 9:30 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Margin and (y) on the date three Business Days prior to the proposed date of borrowing, in the case of LIBOR Auction, the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
         Section 2.2.(d) which notice shall be in the form of Exhibit K. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

                           (A) the aggregate  principal  amount of each Bid Rate
                  Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

                           (B) the aggregate  principal  amount of each Bid Rate
                  Borrowing shall comply with the provisions of Section 2.2.(b)(ii) but shall not cause the limits specified in
                  Section 2.13. to be violated;

                           (C) acceptance of offers may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

                           (D) any  acceptance in part by the Borrower  shall be
                  in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

                           (E) the  Borrower may not accept any offer that fails
                  to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement.

                  (ii) If offers are made by two or more Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

         (f) Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than (x) 10:00 a.m. on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Lender that submitted a Bid Rate Quote as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.8. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 11:00 a.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 12:00 noon on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

         (g) No Effect on Commitment. Except for the purpose and to the extent expressly stated in Section 2.9., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

         SECTION 2.3.  Swingline Loans.

         (a) Swingline Loans. Subject to the terms and conditions hereof, including, without limitation Section 2.13., if necessary to meet Borrower's funding deadline, the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Revolving Credit Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. Except as otherwise provided in Section 2.9., the borrowing of a Swingline Loan shall not constitute usage of any Lender's Commitment.

         (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing delivered to the Swingline Lender no later than 9:00 a.m. on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing. Not later than 11:00 a.m. on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

         (c) Interest. Swingline Loans shall bear interest at a per annum rate equal to (i) the Base Rate as in effect from time to time minus (ii) 1.65% or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.8. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

         (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

         (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 5 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Revolving Credit Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The limitations of Section 2.1.(a)
shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 9:00 a.m. at least one Business Day prior to the proposed date of such borrowing. Each Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(g) or 10.1.(h), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender's obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation,
(i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1.(g) or 10.1.(h)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event of condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

         SECTION 2.4.  Number of Interest Periods.

         Anything herein to the contrary notwithstanding, there may be no more than 6 different Interest Periods outstanding at the same time.

         SECTION 2.5.  Continuation.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower's giving of a Notice of Continuation not later than 9:00 a.m. on the third Business Day prior to the date of any such Continuation by the Borrower to the Agent. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.6.

         SECTION 2.6.  Conversion.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert the entire amount of all or a portion of a Revolving Loan of one Type into a Revolving Loan of another Type. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 9:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Revolving Loan to be Converted, (c) the portion of such Type of Revolving Loan to be Converted, (d) the Type of Revolving Loan such Revolving Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Revolving Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given. Each Conversion from a Base Rate Loan to a LIBOR Loan shall be in an aggregate amount for the Revolving Loans of all the Lenders of not less than $1,000,000 or integral multiples of $100,000 in excess of that amount.

         SECTION 2.7.  Interest Rate.

         (a) All Loans. The unpaid principal of each Base Rate Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the Base Rate in effect from day to day plus the Applicable Margin. The unpaid principal of each LIBOR Loan shall bear interest from the date of the making of such Loan to but not including the date of repayment thereof at a rate per annum equal to the LIBO Rate for such Loan for the Interest Period therefor plus the Applicable Margin. The unpaid principal of each Absolute Rate Loan shall bear interest at the Absolute Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2. The unpaid principal of each LIBOR Margin Loan shall bear interest at the LIBO Rate for such Loan for the Interest Period therefor plus the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.2.

         (b) Default Rate. All past-due principal of, and to the extent permitted by Applicable Law, interest on, the Loans shall bear interest until paid at the Base Rate from time to time in effect plus four percent (4%).

         SECTION 2.8.  Repayment of Loans.

         (a) Payment of Interest. All accrued and unpaid interest on the unpaid principal amount of each Loan shall be payable (i) in the case of a Base Rate Loan or a LIBOR Loan, monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date, (ii) in the case of a Bid Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than a month, monthly in arrears following the first day of such Interest Period, and (iii) for all Loans, (A) on the Revolving Credit Termination Date, (B) on the Termination Date and (C) on any date on which the principal balance of such Loan is due and payable in full.

         (b) Payment of Principal of Revolving Loans. Subject to Section 2.11., the Borrower shall repay the aggregate outstanding principal balance of all Revolving Loans in full on the Revolving Credit Termination Date.

         (c) Bid Rate Loans. The Borrower shall repay the entire outstanding principal amount of each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

         (d) Payment of Principal of Term Loans. The Borrower shall repay the aggregate principal balance of the Term Loans in seven equal consecutive quarterly installments due on the first day of August first following the date of conversion of the Revolving Loans into the Term Loans and on the first day of each subsequent November, February, May and August until the Term Loans are paid in full. Each installment shall be in an amount equal to one-seventh of the initial aggregate principal balance of the Term Loans. Notwithstanding the foregoing, the entire outstanding principal balance of each Term Loan shall be due and payable in full on the Termination Date.

         (e) Optional Prepayments. The Borrower may, upon at least one Business Day's prior notice to the Agent, prepay any Revolving Loan or Term Loan in whole at any time, or from time to time in part in an amount equal to $500,000 or integral multiples of $100,000 in excess of that amount, by paying the principal amount to be prepaid. If the Borrower shall prepay the principal of any LIBOR Loan on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts, if any, due under Section 5.4. Bid Rate Loans may not be prepaid at the option of the Borrower.

         (f) Mandatory Prepayments. If at any time the aggregate outstanding principal balance of Loans exceeds the Maximum Loan Availability, then the Borrower shall, within 15 days of the Borrower obtaining actual knowledge of the occurrence of such excess, deliver to the Agent and each Lender a written plan acceptable to the Lenders to eliminate such excess, whether by the designation of additional Properties as Unencumbered Pool Properties, by the Borrower repaying an appropriate amount of Loans, or otherwise. If such excess is not eliminated within 45 days of the Borrower obtaining actual knowledge of the occurrence thereof, then the entire outstanding principal balance of all Loans, together with all accrued interest thereon, shall be immediately due and payable in full. If at any time either the aggregate principal amount of all outstanding Bid Rate Loans exceeds 50% of the aggregate amount of the Commitments in effect at such time, then the Borrower shall immediately pay to the Agent for the accounts of the applicable Lenders the amount of such excess. Such payment shall be applied as provided in Section 3.3.(f).

         (g) General Provisions as to Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Agent at its Lending Office, not later than 11:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid promptly to such Lender, by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Agent fails to pay such amounts to such Lender within one Business Day of receipt by the Agent, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

         SECTION 2.9.  Voluntary Reductions of the Commitments.

         The Borrower may terminate or reduce the amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans) at any time and from time to time without penalty or premium upon not less than five Business Days prior notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $1,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Agent. The Commitments, once reduced pursuant to this Section, may not be increased. The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Commitments to the Agent for the account of the Lenders. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment.

         SECTION 2.10.  Extension of Revolving Credit Termination Date.

         The Borrower may request that the Agent and the Lenders extend the current Revolving Credit Termination Date by successive one-year intervals by executing and delivering to the Agent at least 60 days but no more than 90 days prior to the date one year prior to the current Revolving Credit Termination Date, a written request in the form of Exhibit M (an "Extension Request"). The Agent shall forward to each Lender a copy of each Extension Request delivered to the Agent promptly upon receipt thereof. If all of the Lenders shall have notified the Agent on or prior to the date which is 30 days prior to the date one year prior to the current Revolving Credit Termination Date that they accept such Extension Request, the Revolving Credit Termination Date shall be extended for one year. If any Lender shall not have notified the Agent on or prior to the date which is 30 days prior to the date one year prior to the Revolving Credit Termination Date that it accepts such Extension Request, the Revolving Credit
Termination Date shall not be extended. The Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected. The
Borrower understands that this Section has been included in this Agreement for the Borrower's convenience in requesting an extension and acknowledges that none of the Lenders nor the Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Revolving Credit Termination Date at any time.

         SECTION 2.11.  Term Loan Conversion.

         Subject to the terms and conditions of this Agreement, if any Extension Request of the Borrower shall be denied, the Borrower may then elect to convert the aggregate principal amount of Revolving Loans owing to each Lender and outstanding on the date one year prior to the current Revolving Credit
Termination Date into a term loan owing to such Lender (each a "Term Loan") provided (a) the Borrower has given the Agent 15 days prior notice of the Borrower's intention to so convert the Revolving Loans and (b) the conditions set forth in Section 6.3. have been satisfied as of the date one year prior to the current Revolving Credit Termination Date. Upon the effectiveness of the conversion of the outstanding principal balance of Revolving Loans into Term Loans as contemplated by this Section, the Borrower shall have no right to borrow, and no Lender shall have any obligation to make, any Revolving Loans.

         SECTION 2.12.  Notes.

         The Revolving Loans and the Term Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit C (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The Bid
Rate Loans made by any Lender shall, in addition to this Agreement, also be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit D (each a "Bid Rate Note"), dated the date hereof, payable to the order of such Lender and otherwise duly completed.

         SECTION 2.13.  Amount Limitations.

         Notwithstanding any other term of this Agreement or any other Loan Document, at no time may (a) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all outstanding Bid Rate Loans, exceed the Maximum Loan Availability at such time or (b) the aggregate principal amount of all outstanding Bid Rate Loans exceed 50% of the aggregate amount of the Commitments at such time.

                      ARTICLE III. GENERAL LOAN PROVISIONS

         SECTION 3.1.  Fees.

         (a) Facility Fees. During the period commencing on the Agreement Date to but excluding the Revolving Credit Termination Date, the Borrower agrees to pay the Agent for the account of the Lenders the following fees:

                  (i) Unused Fee: During any period that immediately following clause (ii) does not apply, an unused facility fee equal to (A) one-eighth of one percent (0.125%) per annum of the average daily unused portion of the Lenders' Commitments if such amount is less than or equal to $150,000,000 or (B) one-quarter of one percent (0.25%) per annum of the average daily unused portion of the Lenders' Commitments otherwise.

                  (ii) Facility Fee. During any period for which the Borrower has received and continues to maintain an Investment Grade Rating from both Moody's and S&P, a facility fee equal to the daily aggregate amount of the Commitments (whether or not utilized) times a rate per annum equal to the Applicable Facility Fee.

         Such fees shall accrue through the last day of each calendar quarter and shall be payable in arrears on the fifth day following the end of such calendar quarter. The Borrower acknowledges that the fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.
         (b) Extension Fee. If, pursuant to Section 2.10, the Lenders grant an extension of the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent for the account of each Lender an extension fee equal to one-tenth of one percent (0.10%) of the amount of such Lender's Commitment at such time. Such fee shall be payable on the date five days following the date on which the Agent notified the Borrower of such extension.

         (c) Term Loan Conversion Fee. If, pursuant to Section 2.11., the outstanding balance of Revolving Loans is converted into Term Loans, the Borrower agrees to pay to the Agent for the account of each Lender a conversion fee equal to one-quarter of one percent (0.25%) per annum of the outstanding principal balance of such Lender's Term Loan on the first anniversary of the date of the conversion of the Revolving Loans into the Term Loans, such fee to be payable on such anniversary date.

         (d) Bid Rate Loan Fees. The Borrower agrees to pay to the Agent such fees for services rendered by the Agent in connection with the Bid Rate Loans as shall be separately agreed upon between the Borrower and the Agent.

         (e) Agent's Fees. The Borrower agrees to pay to the Agent such fees for services rendered by the Agent as shall be separately agreed upon between the Borrower and the Agent.

         SECTION 3.2.  Computation of Interest and Fees.

         Unless set forth to the contrary herein, accrued interest on the Loans and all fees due hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day of a period).

         SECTION 3.3.  Pro Rata Treatment.

         Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) and Section 2.3.(e) shall be made from the Lenders, each payment of the fees under Sections 3.1.(a) through (c) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.9. shall be applied to the respective
Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment or prepayment of principal of Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loan then owing to each of them; (d) each payment of interest on Revolving Loans and Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (e) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Revolving Loans) or their respective Loans (in the case of Conversions and Continuations of Revolving Loans) and the then current Interest Period for each Lender's portion of each Revolving Loan of such Type shall be coterminous; (f) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.8.(f) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loan then owing to each such Lender; and (g) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to
Section 2.3.(e)).

         SECTION 3.4.  Sharing of Payments, Etc.

         The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default but subject to the Agent's prior written consent, to offset balances held by it for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender hereunder) which is not paid when due
(regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment, pursuant to the immediately preceding Section, should be distributed to the Lenders in accordance with their Pro Rata Shares, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) in accordance with their respective Pro Rata Shares. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION 3.5.  Defaulting Lenders.

         If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of 5 Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of Majority Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting

Lender's Pro Rata Share of the Loans shall not be paid to such Defaulting Lender and shall be held by the Agent and either (a)(i) if any Swingline Loans are outstanding, first, to the Swingline Lender to fund the amount of the Defaulting Lender's participation in the outstanding Swing Line Loans or (ii) if no Swingline Loans are outstanding, applied against the purchase price of such Pro Rata Share of the Loans under Section 3.6. or (b) paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

         SECTION 3.6.  Purchase of Defaulting Lender's Pro Rata Share.

         (a) Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Pro Rata Share of the Loans. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Pro Rata Share of the Loans as they may mutually agree. Upon any such purchase of the Pro Rata Share of the Loans of a Defaulting Lender, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement.

         (b) The purchase price for the Pro Rata Share of the Loans of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to the Defaulting Lender, the Agent shall apply against such purchase price any amounts payable in respect of such Pro Rata Share of the Loans as contemplated by the last sentence of Section 3.5. The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

         SECTION 3.7.  Usury.

         In no event shall the amount of interest due or payable on the Loans exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

         SECTION 3.8.  Agreement Regarding Interest and Charges.

         THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.7. AND WITH RESPECT TO
SWINGLINE LOANS, IN SECTION 2.3.(C). THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY LENDERS AND THE AGENT ON THE BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL AGENCY FEES,
COMMITMENT FEES, FACILITY FEES, UNUSED FACILITY FEES, EXTENSION FEES, UNDERWRITING FEES, DEFAULT CHARGES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE AGENT OR ANY LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY THE AGENT OR ANY LENDER, ARE CHARGES MADE TO COMPENSATE THE AGENT OR ANY SUCH LENDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE AGENT AND LENDERS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 7-4-2 OR 7-4-18. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

         SECTION 3.9.  Statements of Account.

         The Agent will account to the Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed final, binding and conclusive upon the Borrower absent demonstrable error. The failure of the Agent or any Lender to maintain or deliver such a statement of accounts shall not relieve or discharge the Borrower from its obligations hereunder.

         SECTION 3.10.  Reliance.
         Neither the Agent nor any Lender shall incur any liability to the Borrower for acting upon any telephonic notice permitted under this Agreement which the Agent or such Lender believes reasonably and in good faith to have been given by an individual authorized to deliver a Notice of Borrowing, Notice of Conversion, Notice of Continuation or Extension Request on behalf of the Borrower.

         SECTION 3.11.  Taxes.

         (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (without duplication): (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document),
(iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date,
(iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collective called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

                  (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

                  (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

         (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         (c) Tax Forms. Each Lender or Participant organized under the laws of a jurisdiction other than the United States of America agrees to deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code, correctly completed and executed by such Lender or Participant establishing that such payment is not subject to United States federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender or Participant of a trade or business in the United States or totally exempt from United States federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.
         (d) Refunds. If the Agent or any Lender shall become aware that it is entitled to a refund in respect of Taxes for which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a written request by the Borrower, apply for such refund at the Borrower's sole cost and expense. So long as no Event of Default shall have occurred and be continuing, if the Agent or any Lender shall receive a refund in respect of any such Taxes as to which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of such refund and shall, within 30 days of receipt, pay such refund (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund and not previously reimbursed) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than the interest, if any, included in such refund).

                    ARTICLE IV. UNENCUMBERED POOL PROPERTIES

         SECTION 4.1.  Acceptance of Unencumbered Pool Properties.

         (a) Subject to compliance with the terms and conditions of Section 6.1., the Lenders have accepted the properties listed on Schedule 4.1. as of the Agreement Date as Unencumbered Pool Properties. If the Borrower desires that the Lenders accept an additional Property as an Unencumbered Pool Property, the Borrower shall so notify the Agent in writing and the Agent shall promptly notify each of the Lenders. No Property will be evaluated by the Lenders unless such Property is an Eligible Property, and unless and until the Borrower delivers to the Agent the following, in form and substance satisfactory to the
Agent:

                  (i) A description of such Property, such description to include the age, location and current occupancy rate of such Property;

                  (ii) Operating statements for such Property for the immediately preceding fiscal year and for current fiscal year through the fiscal quarter most recently ending, in each case audited or certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP, provided that, with respect to any period such Property was not owned by a Loan Party, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower's knowledge;

                  (iii) If prepared by the Borrower, a pro forma operating statement for such Property;

                  (iv) A current rent roll and occupancy report for such Property, certified by a representative of the Borrower as being true and correct in all material respects, and a two-year occupancy history of such Property, certified by a representative of the Borrower to be true and correct, provided that, with respect to any period such Property was not owned by a Loan Party, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower's knowledge;

                  (v) An operating budget for such Property with respect to the current fiscal year if available;

                  (vi)Copies of all Material Contracts affecting such Property;

                  (vii) Copies of all engineering, mechanical, structural and maintenance studies performed with respect to such Property;

                  (viii) A "Phase I" environmental assessment of such Property not more than 12 months old prepared by an environmental engineering firm acceptable to the Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Property;

                  (ix) With respect to any Property being acquired by a Loan Party, a copy of the materials relating to such Property submitted by the Borrower to its board of directors for their approval of such Property (but only to the extent such materials have not already been provided under any of the preceding subsections);

                  (x) An Unencumbered Pool Certificate setting forth on a pro forma basis the Maximum Loan Availability assuming that such Property is accepted as an Unencumbered Pool Property; and

                  (xi) Such other information the Agent may reasonably request in order to evaluate the Property.

Following receipt of the foregoing documents and information, the Agent shall review them as expeditiously as is reasonably practicable under the circumstances. If, following such review, the Agent is prepared to proceed with acceptance of such property as an Unencumbered Pool Property, the Agent will promptly (i) so notify the Borrower and (ii) submit the foregoing documents and information to the Lenders, for approval by the Majority Lenders. Upon such approval by the Majority Lenders, and upon execution and delivery of all of the following, such Property shall become an Unencumbered Pool Property:

         (1) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Loan Party owning or to own such Property) relating to such Property showing the identity of the fee titleholder thereto and all matters of record;

         (2) If such Property is owned (or is being acquired) by a Subsidiary that is not yet a party to the Guaranty, an accession agreement in the form of Annex I to the Guaranty executed by such Subsidiary; and

         (3) Such other items or documents as may be appropriate under the circumstances as requested by the Agent.

         SECTION 4.2.  Termination of Designation as Unencumbered Pool Property.

         From time to time the Borrower may request, upon not less than 30 days prior written notice to the Agent and the Lenders, that an Unencumbered Pool Property cease to be an Unencumbered Pool Property. The Agent shall grant such request if all of the following conditions are satisfied:

         (a) no Default or Event of Default shall have occurred and be continuing both at the time of such request and immediately after giving effect to such request; and

         (b) the Borrower shall have delivered to the Agent an Unencumbered Pool Certificate demonstrating on a pro forma basis, and the Agent shall have determined, that the outstanding principal balance of the Loans will not exceed the Maximum Loan Availability after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Unencumbered Pool Property to be given concurrently with such request.

         SECTION 4.3.  Additional Requirements of Unencumbered Pool Properties.

         The ratio (expressed as a percentage) of (a) the net rentable square footage of all Unencumbered Pool Properties actually occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of all Unencumbered Pool Properties shall at all times equal or exceed 90%. A Property shall cease to be an Unencumbered Pool Property if it shall cease to be an Eligible Property.

                        ARTICLE V. YIELD PROTECTION, ETC.

         SECTION 5.1.  Additional Costs; Capital Adequacy.

         (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as the Agent may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

         (c) Notification and Determination of Additional Costs. Each of the Agent and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Agent of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

         SECTION 5.2.  Suspension of LIBOR Loans.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

                  (a) the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine the LIBO Rate, or

                  (b) any Lender reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lender of making or maintaining LIBOR Loans for such Interest Period; or

                  (c) any  Lender  that has  outstanding  a Bid Rate  Quote with respect to a LIBOR Margin Loan reasonably determines (which determination shall be conclusive) that the LIBO Rate will not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Margin Loan;

         then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) in the case of clause (a) or (b) above, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan and (ii) in the case of clause (c) above, no Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan shall be under any obligation to make such Loan.

         SECTION 5.3.  Illegality.

         Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Agent) and such Lender's obligation to make or Continue, or to Convert Revolving Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).

         SECTION 5.4.  Compensation.

         The Borrower shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate such Lender for any loss, cost or expense that the Agent determines is attributable to:

                  (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan or Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

         Not in limitation of the foregoing, such compensation shall include, but shall not be limited to: (i) in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if the LIBO Rate were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate the LIBO Rate quoted on such date; and (ii) in the case of a Bid Rate Loan, the sum of such losses and expenses as the Lender or Designated Lender who made such Bid Rate Loan may reasonably incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties.

          Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

         SECTION 5.5.  Treatment of Affected Loans.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 5.1.(b), Section 5.2. or Section 5.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1., Section 5.2. or 5.3. that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Revolving Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

         If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         SECTION 5.6.  Change of Lending Office.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.11., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

                             ARTICLE VI. CONDITIONS

         SECTION 6.1.  Effectiveness.

         The obligation of the Lenders to make any Loans, and of the Swingline Lender to make any Swingline Loans, to the Borrower in accordance with the terms hereof are subject to the condition precedent that the Borrower deliver to the Agent each of the following, each of which shall be in form and substance satisfactory to the Agent:

 a)      counterparts of this Agreement executed by each of the parties hereto;

         (b) Revolving Notes and Bid Rate Notes executed by the Borrower, payable to all Lenders and complying with the terms of Section 2.12. and the Swingline Note executed by the Borrower, payable to the Swingline Lender;

         (c)      the Guaranty executed by each Guarantor;

         (d) an opinion of Foley & Lardner, counsel to the Borrower and the Guarantors, and addressed to the Agent and the Lenders in substantially the form of Exhibit N;

         (e) all of the documents and information required to be delivered under
Section 4.1.(a) with respect to each of the Properties listed on Schedule 4.1.;

         (f)      an Unencumbered Pool Certificate dated the Agreement Date;

         (g) the certificate of limited partnership of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware;

         (h) a Certificate of Good Standing issued as of a recent date by the Secretary of State of the State of Delaware and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified;

         (i) a certificate of incumbency signed by the Secretary or Assistant Secretary of the general partner of the Borrower with respect to each of the officers of the general partner of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party;

         (j) certified copies (certified by the Secretary or Assistant Secretary of the general partner of the Borrower) of the partnership agreement of the Borrower and of all necessary action taken by the Borrower (and any of the partners of the Borrower) to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (k) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Guarantor certified as of a recent date by the Secretary of State of the State of formation of such Guarantor;

         (l) a Certificate of Good Standing or certificate of similar meaning with respect to each Guarantor issued as of a recent date by the Secretary of State of the State of formation of each such Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Guarantor is required to be so qualified;

         (m) a certificate  of  incumbency  signed by the Secretary or Assistant
Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Guarantor authorized to execute and deliver the Loan Documents to which such Guarantor is a party;

         (n) copies certified by the Secretary or Assistant Secretary of each Guarantor (or other individual performing similar functions) of (i) the by-laws of such Guarantor, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (o)      the fees, if any, then due under Section 3.1.; and

         (p)      a Compliance Certificate dated as of December 31, 1997; and

         (q) such other documents, instruments and agreements as the Agent or any Lender may reasonably request.

         SECTION 6.2.  Conditions to All Loans.

         The obligation of the Lenders to make any Revolving Loans, and of the Swingline Lender to make any Swingline Loans, is subject to the condition precedent that the following conditions be satisfied in the judgment of the
Agent:

         (a) in the case of a Revolving Loan, timely receipt by the Agent of a Notice of Borrowing, or in the case of a Swingline Loan, timely receipt by the Swingline Lender of a Notice of Swingline Borrowing;

         (b) the proposed use of proceeds of such Loan set forth in the Notice of Borrowing or Notice of Swingline Borrowing, as the case may be, is consistent with the provisions of Section 8.14.;

         (c) immediately before and after the making of such Loan, no Default (including without limitation, the existence of the condition described in Section 2.8.(f)) or Event of Default shall have occurred and be continuing; and

         (d) the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents shall be true in all material respects on and as of the date of such Loan except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents.

The delivery of each Notice of Borrowing and each Notice of Swingline Borrowing and the making of each Loan shall constitute a certification by the Borrower to the Agent and the Lenders that the statements in the immediately preceding clauses (b) through (d) are true.

         SECTION 6.3.  Conditions to Conversion to Term Loans.

         The right of the Borrower to convert Revolving Loans into Term Loans under Section 2.11. is subject to the condition precedent that the following conditions be satisfied in the judgment of the Agent:

 a)      timely receipt by the Agent of the notice required under such Section;

         (b) immediately before and after such conversion, no Default (including without limitation, the existence of the condition described in Section 2.8.(f)) or Event of Default shall have occurred and be continuing;

         (c) the representations and warranties of the Borrower contained in the Loan Documents to which it is a party shall be true in all material respects on and as of the date of such conversion except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted hereunder and the other Loan Documents; and

         (d)      payment of the fee due under Section 3.1.(c).

The delivery of the notice required under such Section shall constitute a certification by the Borrower to the Agent and the Lenders that the statements in the immediately preceding clauses (b) and (c) are true.

         SECTION 6.4.  Conditions as Covenants.

         If the Lenders make the initial Revolving Loans, or the Swingline Lender makes the initial Swingline Loan, prior to the satisfaction of all conditions precedent set forth in Section 6.1., the Borrower shall nevertheless cause such condition or conditions to be satisfied within five Business Days after the date of the making of such initial Revolving Loans or Swingline Loan.

                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and each Lender as follows:

         SECTION 7.1.  Existence and Power.

         Each of the Borrower, each Guarantor and its other Subsidiaries is a corporation, partnership or other legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing, authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         SECTION 7.2.  Ownership Structure.

         Schedule 7.2. is a complete and correct list of all Subsidiaries of the Parent (including all Subsidiaries of the Borrower), setting forth for each such Subsidiary, (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding ownership interests in such Subsidiary and (c) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in such Schedule (i) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.
 SECTION 7.3.  Authorization of Agreement, Notes, Loan Documents and Borrowings.

         The Borrower and each Guarantor has the right and power, and has taken all necessary action to authorize it, to borrow hereunder (in the case of the Borrower) and to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Agreement, the Notes and each of the other Loan Documents to which the Borrower or a Guarantor is a party have been duly executed and delivered by such Loan Party and each is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

         SECTION 7.4. Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc.

         The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any Guarantor is a party in accordance with their respective terms and the borrowing of Loans hereunder do not and will not, by the passage of time, the giving of notice or otherwise
(a) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any Guarantor the failure to possess or to comply with which would have a Materially Adverse Effect; (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent documents of the Borrower or any Guarantor, or any indenture, agreement or other instrument to which the Borrower or any Guarantor is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Guarantor other than Permitted Liens.

         SECTION 7.5.  Compliance with Law; Governmental Approvals.

         Each of the Borrower and the Guarantors is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which (if the Borrower has actual knowledge of such Applicable Law or Governmental Approval) adequate reserves have been established on the books of such Loan Party.

         SECTION 7.6.  Existing Indebtedness.

         Other than the Indebtedness hereunder and as set forth on Schedule 7.6., neither the Borrower, any Guarantor nor any of its other Subsidiaries has any Indebtedness. The Borrower, each Guarantor and each of the other Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness.

         SECTION 7.7.  Title to Properties; Liens.

         Each of the Borrower, each Guarantor and its other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. Each of the Unencumbered Pool Properties is free and clear of all Liens except for Permitted Liens.

         SECTION 7.8.  Unencumbered Pool Properties.

    Each of the Unencumbered Pool Properties qualifies as an Eligible Property.

         SECTION 7.9.  Leases.

         Except as reflected on the most current rent rolls delivered to the Agent, all tenant leases of any Unencumbered Pool Property are in full force and effect and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist thereunder as a result of the consummation of the transactions contemplated by the Loan Documents.

         SECTION 7.10.  Material Contracts.

         Schedule 7.10. is a true, correct and complete listing of all Material Contracts. Each of the Borrower, each Guarantor and its other Subsidiaries that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Material Contract.

         SECTION 7.11.  Margin Stock.

         Neither the Borrower, any Guarantor nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G, U and X, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such "margin stock."

         SECTION 7.12.  Transactions with Affiliates.

         Except as set forth on Schedule 7.12., neither the Borrower, any Guarantor nor any other Subsidiary is a party to any transaction with any Affiliate which is in violation of Section 8.20.

         SECTION 7.13.  Absence of Defaults.

         Neither the Borrower nor any Guarantor is in default under its articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document, and no event has occurred, which has not been remedied, cured or waived (a) which constitutes a Default or an Event of Default; or (b) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default by the Borrower, any Guarantor or any other Subsidiary under any Material Contract (other than this Agreement or any other Loan Document) or judgment, decree or order to which the Borrower, any Guarantor or any other Subsidiary is a party or by which it or any of its properties may be bound.

         SECTION 7.14.  Financial Information.

         The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 1995 and December 31, 1996, and the audited consolidated related statements of income, retained earnings and cash flow for the periods covered thereby, and copies of the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 1997 and the related unaudited consolidated statement of income, retained earnings and cash flow for the nine-month period then ending, each certified by the President or Chief Financial Officer of the Borrower to be, in his opinion, in compliance with the next sentence. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, in the case of quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes). Each of the operating statements pertaining to each of the Unencumbered Pool Properties delivered to the Agent was prepared in accordance with GAAP and fairly presents the results of operations of such Unencumbered Pool Property for the period then ended. Each of the projections, financial plans and budgets delivered to the Agent prior to the date hereof and the projections to be delivered to Agent pursuant to Section 8.1.(n), (a) has been, or will be, as applicable, prepared for each Unencumbered Pool Property in light of the past business and performance of such Unencumbered Pool Property and (b) represents or will represent, as of the date thereof, the reasonable good faith estimates of Borrower's financial performance. None of the Borrower, the Parent nor any of its consolidated Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since December 31, 1995, there has been no material adverse change in the financial condition, operations, business or prospects of the Parent or any of its Subsidiaries. Each of the Parent and its Subsidiaries is Solvent.

         SECTION 7.15.  Litigation.

         Except as set forth on Schedule 7.15., there are no actions, suits or proceedings pending against, or to the knowledge of the Parent threatened against or affecting, the Borrower, any Guarantor or any of its other Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) which could reasonably be expected to have a Materially Adversely Effect or (b) which in any manner draws into question the validity of any Loan Document.

         SECTION 7.16.  ERISA.

         (a) Existing Plans. Except for Plans as set forth on Schedule 7.16., neither the Borrower nor any Guarantor maintains, nor has the Borrower or any Guarantor at any time maintained, any Plan subject to the provisions of ERISA. Neither the Borrower nor any Guarantor is, nor has at any time been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.

         (b) ERISA and Internal Revenue Code Compliance and Liability. Each of the Borrower and the Guarantors is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans except where failure to comply would not result in a Materially Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Internal Revenue Code. No material liability has been incurred by the Borrower or any Guarantor which remains unsatisfied for any taxes or penalties with respect to any Plan or any multiemployer plan.

         (c) Funding. No Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code) been incurred (without regard to any waiver granted under Section 412 of the Internal Revenue Code), nor has any funding waiver from the IRS been received or requested with respect to any Plan, nor has the Borrower or any Guarantor failed to make any contributions or to pay any amounts due and owing as required by
Section 412 of the Internal Revenue Code, Section 302 of ERISA or the terms of any Plan prior to the due dates of such contributions under Section 412 of the Internal Revenue Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Plan.

         (d) Prohibited Transactions and Payments. Neither the Borrower nor any Guarantor has: (1) engaged in a nonexempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no prepayments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under Section 412 of the Internal Revenue Code.

         (e) No ERISA Termination Event. No Termination Event has occurred or is reasonably expected to occur.

         (f) ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower, (2) Pension Plan or (3) Multiemployer Plan.

         SECTION 7.17.  Environmental Matters.

         Each of the Borrower, the Guarantors and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance in all material respects with all terms and conditions of such Governmental Approvals and all such Environmental Laws. The Parent is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, the Guarantors or any of the other Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent's knowledge, threatened, against the Borrower, any Guarantor or any other Subsidiary relating in any way to Environmental Laws.

         SECTION 7.18.  Taxes.

         All federal, state and other tax returns of the Borrower, the Guarantors and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, any Guarantor or any other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.3. None of the United States income tax returns of the Borrower, any Guarantor or any other Subsidiary are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. All charges, accruals and reserves on the books of the Borrower, each Guarantor and each other Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP.

         SECTION 7.19.  Investment Company; Public Utility Holding Company.

         Neither the Borrower, any Guarantor nor any other Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

         SECTION 7.20.  Full Disclosure.

         All written information furnished by or on behalf of the Borrower or any Guarantor to the Agent and the Lenders for purposes of or in connection with this Agreement and the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Borrower or any Guarantor to the Agent or any of the Lenders will be true and accurate in all material respects on the date as of which such information is stated or certified and does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. The Parent has disclosed to the Agent in writing any and all facts known to the Parent which materially and adversely affect or may affect (to the extent the Parent can now reasonably foresee), the business, operations or financial condition of the Borrower, each Guarantor and each of the other Consolidated Subsidiaries, or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party.

         SECTION 7.21.  Not Plan Assets.

         Neither the assets of the Borrower nor any Guarantor constitute, nor will constitute, plan assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts thereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

         SECTION 7.22.  Business.

         The Parent and its Consolidated Subsidiaries, are engaged in the business of owning, managing and developing community and neighborhood shopping centers (and until April 30, 1998 office buildings) and other activities incidental thereto.

         SECTION 7.23. Title to Properties; Necessary Agreements, Licenses, Permits; Adverse Contracts.

         Each of the Borrower, the Guarantors and the other Subsidiaries (i) has good and marketable title to its assets and properties except as disclosed in the consolidated financial statements of the Parent delivered to the Agent and the Lenders, (ii) is in compliance with all real and personal property leases where the failure to so be in compliance would have a Materially Adverse Effect,
(iii) possess all necessary and appropriate agreements, contracts, franchise arrangements, patents, trademarks, licenses, permits and other intellectual property rights free from burdensome or undue restriction and (iv) has not infringed upon or otherwise violated any trademark, patent, license or other intellectual property agreement where such infringement would have a Materially Adverse Effect. Neither the Borrower, any Guarantor nor any of the other Subsidiaries has assumed liability under or is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business or, either individually or in the aggregate, has a Materially Adverse Effect or could reasonably be expected to have a Materially Adverse Effect.

                             ARTICLE VIII. COVENANTS

         The Borrower agrees that, so long as the Lenders have any Commitments hereunder or any Obligation remains unpaid:

         SECTION 8.1.  Information.

         The Borrower and the Parent, as applicable will deliver to the Agent:

         (a) Within 100 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Parent and its Subsidiaries, as applicable as at the date thereof and the result of operations for such period and by independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be in scope and substance satisfactory to the Agent and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement;

         (b) As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Parent in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments);

         (c) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (a) and (b), a certificate of the chief financial officer of the Parent substantially in the form of Exhibit Q (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Section 8.12. and 8.23. and Article IX. on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Parent and the Borrower are taking or proposes to take with respect thereto;

         (d) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, an Unencumbered Pool Certificate setting forth the information to be contained therein as of the last day of such fiscal quarter;
         (e) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clause (a), a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements;
         (f) promptly upon receipt thereof, copies of all reports submitted to the Borrower or the Parent or either the Borrower's general partner's or the Parent's Board of Directors, as applicable, by the Borrower's or Parent's, as applicable, independent public accountants, including without limitation, any management report;
         (g) within five days after any executive officer of either the Borrower or the Parent obtains knowledge of any Default or Event of Default, a certificate of the president or chief financial officer of the Borrower or Parent, as applicable, setting forth the details thereof and the action which the Borrower or Parent is taking or proposes to take with respect thereto;

         (h) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, offering memoranda and proxy statements so mailed;

         (i) within 10 days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

         (j) promptly upon the release thereof, copies of all press releases of the Borrower and the Parent and any of its Subsidiaries;

         (k) promptly upon obtaining knowledge thereof, a description in reasonable detail of any action, suit or proceeding commenced or threatened against the Borrower, any Guarantor, any Subsidiary or any Unencumbered Pool Property which is reasonably likely to have a Materially Adverse Effect;

         (l) promptly upon the occurrence thereof, any material change in the senior management of the Borrower or the Parent;

         (m) promptly upon the occurrence thereof, any amendment to the articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document of the Parent, the Borrower or any Guarantor;

         (n) upon request by the Agent, all financial information maintained on the Parent, the Borrower, any Guarantor and the individual real estate projects owned by the Parent, the Borrower or any Guarantor, including, but not limited to, property cash flow projections, property budgets, operating statements, leasing status reports (both actual occupancy and leased occupancy), contingent liability summary, note receivable summary, summary of cash and cash equivalents and overhead and capital improvement budgets;

         (o) within 10 days of the filing thereof, each federal or state income tax return of the Parent, the Borrower, each Guarantor and each other Subsidiary;

         (p) written notice not later than public disclosure of any material Investments, material acquisitions, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Indebtedness, by or with the Parent, the Borrower, any Guarantor or any other Subsidiary;

         (q) if, in connection with a request by the Borrower that a Property be accepted as an Unencumbered Pool Property, the Borrower was unable to provide any operating statement or occupancy report for the entire period called for under clause (ii) or (iv) of Section 4.1.(a) because such information was not reasonably available to the Borrower but such information does later become available to the Borrower, the Borrower will promptly provide such reports to the Agent and the Lenders; and

         (r) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any Guarantor or any other Subsidiary as the Agent or any Lender may reasonably request.

         SECTION 8.2.  ERISA Reporting.

         The Borrower shall deliver to the Agent as soon as possible, and in any event within 10 Business Days after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the chief financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

         (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Internal Revenue Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code); and any request for a waiver under Section 412(d) of the Internal Revenue Code for any Plan;

         (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

         (c) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (d) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

         (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

         (f) the adoption of an amendment to any Plan that, pursuant to Section 401 (a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

         SECTION 8.3.  Payment of Obligations.

         The Borrower and the Parent will pay and discharge, and will cause each Guarantor and each other Subsidiary of the Parent to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect, and will maintain, and will cause each Guarantor and each other Subsidiary of the Parent to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 8.4.  Preservation of Existence and Similar Matters.

         The Borrower and the Parent shall preserve and maintain, and cause each Guarantor and each other Subsidiary of the Parent to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified would have a Materially Adverse Effect.

         SECTION 8.5.  Maintenance of Property.

         The Borrower and the Parent shall, and shall cause each other Guarantor and each other Subsidiary of the Parent to, (a) protect and preserve all of its material properties, including without limitation, all Unencumbered Pool Properties, and maintain in good repair, working order and condition all tangible properties, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties.

         SECTION 8.6.  Conduct of Business.

         The Borrower and the Parent shall at all times carry on, and cause each other Guarantor and each other Subsidiary of the Parent to carry on, its respective businesses in the same fields as engaged in on the Agreement Date and not enter, and not permit any other Guarantor or any other Subsidiary of the Parent to enter, into any line of business not otherwise engaged in by such Person as of the Agreement Date.

         SECTION 8.7.  Insurance.

         The Borrower and the Parent shall maintain, and cause each other Guarantor and each other Subsidiary of the Parent to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. Such insurance shall, in any event, include fire and extended coverage, public liability, property damage, workers' compensation and flood insurance (if required under Applicable Law). The Borrower and the Parent shall from time to time deliver to the Agent or any Lender upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.8.  Modifications to Material Contracts.

         The Borrower and the Parent shall not enter into, or permit any other Guarantor or any other Subsidiary of the Parent to enter into, any amendment or modification to any Material Contract or default in the performance of any obligations of the Parent, the Borrower, any other Guarantor or any other Subsidiary of the Parent in any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

         SECTION 8.9.  Environmental Laws.

         The Borrower and the Parent shall comply, and cause all other Guarantors and all other Subsidiaries of the Parent to comply, in all material respects with all Environmental Laws. If the Parent, the Borrower, any other Guarantor or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower, any other Guarantor or any other Subsidiary alleging violations of any Environmental Law or requiring the Parent, the Borrower, any other Guarantor or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Parent, the Borrower, any other Guarantor or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, the Parent shall promptly provide the Agent with a copy of such notice and in any event within 10 days after the receipt thereof by the Parent, the Borrower, any other Guarantor or any other Subsidiary. The Borrower and the Parent shall, and shall cause each other Guarantor and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

         SECTION 8.10.  Compliance with Laws and Material Contracts.

         The Borrower and the Parent will comply, and cause each other Guarantor and each other Subsidiary to comply, with (a) all Applicable Laws, except where the failure to so comply would not have a Materially Adverse Effect and (b) all terms and conditions of all Material Contracts to which it is a party.

         SECTION 8.11.  Inspection of Property, Books and Records.

         The Borrower and the Parent will keep, and will cause each other Guarantor and each other Subsidiary of the Parent to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each other Guarantor and each other Subsidiary of the Parent to permit, representatives of the Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing.

         SECTION 8.12.  Indebtedness.

         The  Borrower  and the Parent  will not,  and will not permit any other
Guarantor  or  any  Subsidiary  to,  incur,   assume  or  suffer  to  exist  any
Indebtedness other than:

         (a)      Indebtedness under this Agreement;

         (b)      Indebtedness set forth in Schedule 7.6.;

         (c)      Indebtedness represented by declared but unpaid dividends; and

         (d) Secured Indebtedness and other Unsecured Indebtedness that is pari passu with and is not subordinate in right of payment or otherwise to the Loans and the other Obligations, so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the incurrence of such Secured Indebtedness or other Unsecured Indebtedness would not cause the occurrence of a Default or Event of Default, including without limitation, a Default or Event of Default resulting from a violation of Section 9.2. or 9.3.

         SECTION 8.13.  Consolidations, Mergers and Sales of Assets.
         The Borrower and the Parent shall not, and shall not permit any other Guarantor or any other Subsidiary of the Parent to, (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one or a series of transactions, any Unencumbered Pool Property or any interest therein, or all or any substantial part of its business or assets, or the capital stock of or other equity interests in any Subsidiary, except that (i) a Subsidiary may merge or consolidate with the Borrower or a Wholly Owned Subsidiary of the Borrower and
(ii) a Subsidiary may sell, transfer or dispose of its assets to the Borrower or a Wholly Owned Subsidiary. Further, the Borrower and the Parent shall not, and shall not permit any Guarantor nor any other Subsidiary of the Parent to, enter into any sale-leaseback transactions or other transaction by which the Parent, the Borrower, any other Guarantor or any other Subsidiary shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

         SECTION 8.14.  Use of Proceeds.
         The Borrower will only use the proceeds of the Loans for pre-development costs, development costs, acquisitions, capital expenditures, working capital and general corporate purposes, equity investments, repayment of Indebtedness or scheduled amortization payments on Indebtedness, and for no other purposes. The Borrower will not use any proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, U and X. The Borrower shall use the proceeds of the initial Revolving Loans hereunder to repay in full all outstanding obligations owing by the Parent under the Parent Credit Agreement.

         SECTION 8.15. Tenant Concentration.
         Neither the Borrower nor the Parent shall permit the Adjusted Base Rents from any single tenant (together with all Affiliates of such tenant) other than Credit Tenants, to exceed 10% of Adjusted Base Rents from all Properties of the Parent and its Subsidiaries.

         SECTION 8.16. Acquisitions.
         The Borrower and the Parent shall not, and shall not permit any Subsidiary to, make any Acquisition in which the consideration paid (whether by way of payment of cash, issuance of capital stock, assumption of Indebtedness, or otherwise) by the Borrower, the Parent or such Subsidiary equals or exceeds
35% of the sum of (a) total consolidated assets of the Parent plus (b) consolidated accumulated depreciation of the Parent unless (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Parent shall have given the Agent and the Lenders at least 30 days prior written notice of such Acquisition and (iii) the Parent shall have delivered to the Agent and the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the Borrower's and Parent's continued compliance with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Article IX., after giving effect to such Acquisition.

         SECTION 8.17.  Exchange Listing.
         The Parent shall cause its common stock to be listed for trading on either the New York Stock Exchange or the American Stock Exchange.

         SECTION 8.18.  REIT Status.
         Parent will at all times maintain its status as a REIT.

         SECTION 8.19.  Negative Pledge; Restriction on Distribution Rights.
         The Borrower and Parent shall not, and shall not permit any other Guarantor or other Subsidiary of the Parent, to (a) create, assume, incur or permit or suffer to exist any Lien upon any of the Unencumbered Pool Properties or any direct or indirect ownership interest of the Borrower in any Guarantor owning any Unencumbered Pool Property, other than Permitted Liens; (b) enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; or (c) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interest owned by the Parent or any other Subsidiary; (ii) pay any Indebtedness owed to the Parent or any other Subsidiary; (iii) make loans or advances to the Parent or any other Subsidiary; or (iv) transfer any of its property or assets to the Parent or any other Subsidiary.

         SECTION 8.20.  Agreements with Affiliates.

         The Borrower and the Parent shall not, and shall not permit any other Guarantor or any other Subsidiary of the Parent to, enter into any transaction requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, any Affiliate other than on terms and conditions substantially as favorable to the Parent, the Borrower, such other Guarantor or such other Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 8.21.  ERISA Exemptions.

         The Borrower and the Parent shall not, and shall not permit any other Guarantor or any other Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

         SECTION 8.22.  Compliance with and Amendment of Charter or Bylaws.

         The Borrower and the Parent will, and will cause each other Guarantor to (a) comply with the terms of its articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational or constituent document and (b) not amend, supplement, restate or otherwise modify its articles of incorporation, by-laws, operating agreement, partnership agreement or other organizational or constituent document except as is required (i) under Applicable Laws or (ii) in order to maintain compliance with Section 8.18.

         SECTION 8.23.  Distributions.

         If no Event of Default shall have occurred and be continuing, the Parent shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments other than distributions to its shareholders in an amount not to exceed 95% of Funds From Operations as of the end of each fiscal quarter for the four fiscal quarter period then ending. If an Event of Default under Section 10.1.(a) shall have occurred and be continuing as a result of the Borrower's failure to pay any principal of or interest on any of the Obligations, none of the Parent, the Borrower or any Subsidiary (other than Wholly-Owned Subsidiaries) shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments. If any other Event of Default shall have occurred and be continuing, none of the Parent, the Borrower or any Subsidiary (other than Wholly-Owned Subsidiaries) shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments except that the Parent may make distributions to its shareholders in the minimum amount necessary to maintain compliance with Section 8.18.

         SECTION 8.24.  New Subsidiaries.

         Upon the acquisition, incorporation or other creation of a Subsidiary after the date hereof, Parent shall cause such Subsidiary to execute and deliver to Agent within 10 days of such acquisition, incorporation or creation a Guaranty executed and delivered by such Subsidiary, together with the following items:

         (a) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

         (b) a Certificate of Good Standing or certificate of similar meaning with respect to such Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is required to be so qualified;

         (c) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

         (d) copies certified by the Secretary or Assistant Secretary of such Subsidiary (or other individual performing similar functions) of (i) the by-laws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (e) an opinion of Foley & Lardner, counsel to Borrower, addressed to Agent and Lenders, and regarding, among other things, the authority of such Subsidiary to execute, deliver and perform the Guaranty, and such other matters as Agent or its counsel may request; and

         (f) such other documents and instruments as Agent may reasonably request.

         SECTION 8.25.  Acquisitions or Developments of Properties.

         Neither the Parent nor any of its Subsidiaries other than the Borrower and its Subsidiaries shall acquire or develop any Property other than Properties acquired or developed by the Parent and such Subsidiaries on or before December 31, 1997; provided, however, that (i) Delk Spectrum, L.P., a Subsidiary of the Parent may acquire and develop Properties after December 31, 1997 so long as the aggregate value of such Properties is equal to or less than $14,000,000 and (ii) Regency Office may acquire the Regency Office Properties.

         SECTION 8.26.  Transfer of Properties to Borrower.

         The Parent shall cause each of RRC General SPC, Inc., RRC Limited SPC, Inc., RSP IV Criterion, Ltd., Regency Rosewood Temple Terrace, Ltd., Treasure Coast Investors, Ltd., Landcom Regency Mandarin, Ltd., RRC FL SPC, Inc., RRC AL SPC, Inc., RRC MS SPC, Inc. to transfer all Properties owned by such entities to the Borrower upon the earlier of the prepayment or the maturity of the those certain Mortgage Pass-Through Certificates (Series 1993-1) issued by RRC Lender, Inc. in the aggregate principal amount $51,000,000 pursuant to that certain Trust Agreement dated as of November 5, 1993, between RRC Lender, Inc., as depositor and Banker's Trust Company, as Trustee (the foregoing transaction referred to herein as the "Banker's Trust Securitized Loan"). The maturity date of the Banker's Trust Securitized Loan shall not be extended beyond its current maturity of November 5, 2000.

         SECTION 8.27. Payment of accrued and unpaid interest and fees under Parent Credit Agreement.

         The Parent shall, on or before March 31,1998, pay to the Agent and the Lenders (as defined in the Parent Credit Agreement) which are a party to the Parent Credit Agreement all accrued and unpaid interest and fees owing to such Agent and Lenders under the Parent Credit Agreement through the Agreement Date in accordance with the terms and provisions of the Parent Credit Agreement.

                         ARTICLE IX. FINANCIAL COVENANTS

         SECTION 9.1.  Minimum Net Worth.

         The Parent shall not at any time permit its Net Worth determined on a consolidated basis to be less than $464,978,000 plus 90% of the amount of proceeds (net of transaction costs) received by the Parent from the sale or issuance of shares, options, warrants or other equity securities of any class or character of the Parent after September 30, 1997.

         SECTION 9.2.  Ratio of Total Liabilities to Gross Asset Value.

         The Parent shall not at any time permit the ratio of Total Liabilities of the Parent and its Subsidiaries determined on a consolidated basis to Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis to exceed 0.50 to 1.00 at any time.

         SECTION 9.3.  Ratio of Secured Indebtedness to Gross Asset Value.

         The Parent shall not at any time permit the ratio of Secured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis to exceed 0.35 to 1.00 at any time.

         SECTION 9.4.  Ratio of EBITDA to Interest Expense.

         The Parent shall not permit the ratio of EBITDA of the Parent and its Subsidiaries determined on a consolidated basis to Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for any fiscal quarter to be less than 2.0 to 1.0 at the end of such fiscal quarter.

         SECTION 9.5. Ratio of EBITDA to Debt Service and Reserve for Replacements.

         The Parent shall not permit the ratio of EBITDA of the Parent and its Subsidiaries determined on a consolidated basis to the sum of Debt Service of the Parent and its Subsidiaries determined on a consolidated basis plus Reserve for Replacements for all of the Properties of the Parent and its Consolidated Subsidiaries for any fiscal quarter to be less than 1.75 to 1.00 for such fiscal quarter.

         SECTION 9.6.  Unsecured Interest Expense Coverage.

         The Parent shall not permit the ratio of Unencumbered NOI to Interest Expense on Unsecured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis for any fiscal quarter to be less than 1.75 to 1.00 for such fiscal quarter.

         SECTION 9.7.  Permitted Investments.

         (a) The Parent shall not make any Investment in or otherwise own, and shall not permit the Borrower, any other Guarantor or any other Subsidiary to make an Investment in or otherwise own, the following items which would cause the aggregate value of such holdings of the Parent, the Borrower and the other Subsidiaries to exceed the following percentages of the Parent's Gross Asset
Value:

                  (i) unimproved real estate, such that the aggregate book value of all such unimproved real estate exceeds 10% of the Parent's Gross Asset Value;

                  (ii) Common stock, preferred stock, other capital stock and other equity interests in Unconsolidated Affiliates that are corporations, such that the aggregate value of such interests calculated on the basis of the lower of cost or market, exceeds 5% of the Parent's Gross Asset Value;

                  (iii) Mortgages in favor of the Parent, the Borrower or any other Subsidiary, such that the aggregate book value of Indebtedness secured by such Mortgages exceeds 5% of the Parent's Gross Asset Value;

                  (iv) Investments in partnerships, joint ventures and other non-corporate Persons accounted for on an equity basis (determined in accordance with GAAP), such that the aggregate value of such Investments exceeds 15% of the Parent's Gross Asset Value. For purposes of this clause (iv), the "value" of any such Investment in such a non-corporate Person shall equal (1) with respect to any of such Person's Properties under construction, the Parent's pro rata share of the book value of Construction in Process for such Property as of the date of determination and (2) with respect to any of such Person's Properties which have been completed, the Parent's pro rata share of Capitalized EBITDA of such Person attributable to such Properties; and

         In addition to the foregoing limitations, the aggregate value of the Investments subject to the limitations in the preceding clauses (i) through (iv) shall not exceed 25% of the Parent's Gross Asset Value.

         Additionally, the aggregate amount of the Construction Budgets for Development Properties in which the Parent either has a direct or indirect ownership interest shall not exceed 20% of the Parent's Gross Asset Value. If a Development Property is owned by an Unconsolidated Affiliate of the Parent, the Borrower or any Consolidated Subsidiary, then the greater of (1) the product of
(A) the Parent's, the Borrower's or such Consolidated Subsidiary's ownership interest in such Unconsolidated Affiliate and (B) the amount of the Construction Budget for such Development Property or (2) the recourse obligations of the Parent, the Borrower or such Consolidated Subsidiary relating to the Indebtedness of such Unconsolidated Affiliate, shall be used in calculating such investment limitation.

         SECTION 9.8.  Floating Rate Debt.

         The Parent will not and will not permit any of its Subsidiaries to incur, assume or suffer to exist any Unprotected Floating Rate Debt of the Parent and its Subsidiaries determined on a consolidated basis in an aggregate outstanding principal amount in excess of 25% of Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis at any time.

                               ARTICLE X. DEFAULTS

         SECTION 10.1.  Events of Default.

         If one or more of the following events shall have occurred and be continuing:

         (a) Default in Payment. The Borrower shall fail to pay within 5 Business Days of the due date thereof any principal of or any interest on any Obligation, or any fees or other Obligations;

         (b) Default in Performance. The Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in Section 8.12., Section
8.13. or Section 8.19. on its part to be performed;

         (c) Default in Performance-Cure. The Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding subsections (a) or (b)) for a period of 30 days after written notice thereof has been given to the Borrower or the Parent by the Agent;

         (d) Other Loan Documents. An Event of Default under and as defined in any Loan Document shall occur and be continuing or the Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents to which it is a party and such failure shall continue beyond any applicable period of grace;

         (e) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Guarantor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Parent, the Borrower or any other Guarantor to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (f)      Indebtedness Cross-Default.

                  (i) The Parent, the Borrower, any other Guarantor or any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) or any Contingent Obligations, which Indebtedness or Contingent Obligations have an aggregate outstanding principal amount of $5,000,000 or more;

                  (ii) Any such Indebtedness or Contingent Obligations shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or

                  (iii) Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition or any combination of the foregoing, would permit any holder or holders of such Indebtedness or Contingent Obligations, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or Contingent Obligations or require any such Indebtedness or Contingent Obligations to be prepaid prior to its stated maturity.

         (g) Voluntary Bankruptcy Proceeding. The Parent, the Borrower, any other Guarantor or any other Affiliates shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts;
(iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.
         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any other Guarantor or any other Affiliates, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Parent, the Borrower, such Guarantor or such Affiliate (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

         (i)      Change of Control/Change in Management.

                  (w) (A) If any Person (or two or more Persons acting in concert) (other than the Stein Parties or US Realty) shall acquire
         "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, of the capital stock or securities of the Parent representing 20% or more of the aggregate voting power of all classes of capital stock and securities of the Parent entitled to vote for the election of directors or (B) during any twelve-month period (commencing both before and after the Agreement
         Date), individuals who at the beginning of such period were directors of the Parent shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of the Parent;

                  (x) If the Persons comprising the Stein Parties shall cease to own, in the aggregate, at least 570,000 shares of the outstanding common stock of the Parent (without regard to any dilution thereof);

                  (y)      If US Realty shall cease to own at least 25% of the
 total outstanding common stock of    the Parent; or

    (z)      the general partner of the Borrower shall cease to be the Parent;

         (j) ERISA. The assets of the Parent, the Borrower or any other Guarantor at any time constitute assets, within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan;

         (k) Litigation. The Parent, the Borrower or any other Guarantor shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

         (l) Judgment. A judgment or order for the payment of money (not adequately covered by insurance as to which the insurance company has acknowledged coverage in writing) shall be entered against the Parent, the Borrower or any Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against the Parent, the Borrower or such Subsidiary, $5,000,000 in amount (or which could otherwise have a Materially Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

         (m) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days.

         (n) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Property, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Parent, the Borrower, any other Guarantor or any other Subsidiary if any such event or circumstance could reasonably be expected to have a Materially Adverse Effect.

         (o) Guaranties. Any Guarantor shall fail to comply with any term, covenant, condition or agreement contained in its Guaranty or any Guarantor shall disavow, revoke or terminate or attempt to do any of the foregoing with respect to its Guaranty.

         SECTION 10.2.  Remedies.

         Upon the occurrence of an Event of Default, and in every such event, the Agent shall, upon the direction of the Majority Lenders, (i) by notice to the Borrower terminate the Commitments, which shall thereupon terminate, and
(ii) by notice to the Borrower declare the Loans and all other Obligations to be, and the Loans and all other Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or notice of intention to accelerate, all of which are hereby waived by the Borrower. If the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (I) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans. Notwithstanding the foregoing, upon the occurrence of any of the Events of Default specified in
Section 10.1.(g) or (h) above, without any notice to the Borrower or any other act by the Agent, the Commitments and the Swingline Commitment shall thereupon immediately and automatically terminate and the Loans and all other Obligations shall become immediately due and payable without presentment, demand, protest, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of a Default under Section 10.1.(h) or Section 10.1.(i)(y), the right of the Borrower to request Revolving Loans and Swingline Loans shall be suspended.

         SECTION 10.3.  Allocation of Proceeds.

         If an Event of Default shall have occurred and be continuing and the maturity of the Notes has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied by the Agent in the following order and priority:

                  (a) amounts due to the Agent and the Lenders in respect of fees and expenses due under Section 12.3.;

                  (b)      payments of interest on Swingline Loans;

                  (c) payments of interest on all other Loans, to be applied for the ratable benefit of the Lenders;

                  (d)      payments of principal of Swingline Loans;

                  (e) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

                  (f) amounts due to the Agent and the Lenders pursuant to Sections 11.7. and 12.5.;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

                  (h) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

         SECTION 10.4.  Rights Cumulative.

         The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 10.5.  Recision of Acceleration by Majority Lenders.

         If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the Majority Lenders, then by written notice to the Borrower, the Majority Lenders may elect, in the sole discretion of such Majority Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Majority Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

                              ARTICLE XI. THE AGENT

         SECTION 11.1.  Appointment and Authorization.

         Each Lender irrevocably appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. The Borrower shall be entitled to rely conclusively upon a written notice or written response from the Agent as being made pursuant to the requisite concurrence or consent of the Lenders necessary to take such action without investigation or otherwise contacting the Lenders hereunder. The power of attorney set forth hereinabove shall be irrevocable and coupled with an interest. The relationship between the Agent and the Lenders shall be that of principal and the Agent only and nothing herein shall be construed to deem the Agent a trustee for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. Not in limitation of the foregoing, each Lender agrees the Agent has no fiduciary obligations to such Lender under this Agreement, any other Loan Document or otherwise. At the request of a Lender, the Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to Section 6.1. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all the Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Majority Lenders have so directed the Agent to exercise such right or remedy. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has actual knowledge of such Default or Event of Default. In the event that the Agent has actual knowledge of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders.

         SECTION 11.2.  The Agent and Affiliates.

         Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "the Lender" or "the Lenders" shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates and the other Lenders and their respective affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower and any Affiliate of the Borrower as if Wells Fargo or such Lender were any other bank and without any duty to account therefor to the other Lenders.

         SECTION 11.3.  Collateral Matters.

         Each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Majority Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

         SECTION 11.4.  Approvals of the Lenders.

         All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it objects to the
recommendation   or   determination  of  the  Agent  (together  with  a  written explanation of the reasons behind such objection) within 10 Business Days (or such lesser period as may be required under the Loan Documents for the Agent to respond), such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

         SECTION 11.5.  Consultation with Experts.

         The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 11.6.  Liability of the Agent.

         Neither the Agent nor any of its affiliates nor any of their respective directors, officers, the Agents or employees shall be liable for any action taken or not taken by the Agent in connection with any of the Loan Documents in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, the Agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any of the Loan Documents, or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of the Borrower,
(c) the satisfaction of any condition specified in Article VI., or (d) the validity, effectiveness or genuineness of any of the Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 11.7.  Indemnification of the Agent.

         The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in accordance with the Lenders' respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.

         SECTION 11.8.  Credit Decision.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, the Agents, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, and based on the financial statements of the Borrower and its affiliates, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any other Affiliate which may come into possession of the Agent or any of its officers, directors, employees, the Agents, attorneys-in-fact or other affiliates.

         SECTION 11.9.  Successor Agent.

         The Agent may resign at any time by giving 30 days' prior written notice thereof, to the Lenders and the Borrower. The Agent may be removed as the Agent under the Loan Documents for good cause upon 30 days' prior written notice to the Agent by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the current Agent's giving of notice of resignation or the Majority Lenders' removal of the current Agent, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve. Any successor Agent must be a bank whose debt obligations (or whose parent's debt obligations) are rated not less than investment grade or its equivalent by a Rating Agency and which has total assets in excess of $10,000,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations hereunder. After any current Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties hereunder to any of its affiliates by giving the Borrower and each Lender prior written notice thereof.

         SECTION 11.10.  Approvals and Other Actions by Majority Lenders.

         Each of the following shall require the approval of, or may be taken at the request of, the Majority Lenders:

         (a) Approval of Eligible Properties as Unencumbered Pool Properties as provided in Section 4.1.;

         (b) Termination of the Commitments and acceleration of the Obligations upon the occurrence of an Event of Default as provided in Section 10.2.;

         (c) Recession of acceleration of any of the Obligations as provided in Section 10.5.;

         (d) Removing the Agent for good cause and approving of its replacement as provided in Section 11.9.; and

         (e) Except as specifically provided otherwise in Section 12.7., any consent or approval regarding, any waiver of the performance or observance by the Borrower of and the waiver of the continuance of any Default or Event of Default in respect of, any term of this Agreement or any other Loan Document.

                           ARTICLE XII. MISCELLANEOUS

         SECTION 12.1.  Notices.

         All notices, requests and other communications to any party under the Loan Documents shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party as follows:

         If to the Borrower:

                  Regency Realty Corporation
                  121 West Forsyth Street, Suite 200
                  Jacksonville, Florida  32202
                  Attention:  Chief Financial Officer
                  Telecopier:  (904) 634-3428
                  Telephone:  (904) 356-7000

         If to a Lender or the Agent:

                  To such Lender's or the Agent's Lending Office

or as to each party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by any other means (including facsimile), when delivered at the applicable address provided for in this Section; provided that notices to the Agent under Article II., and any notice of a change of address for notices, shall not be effective until received. In addition to the Agent's Lending Office, the Borrower shall send copies of the information described in Section 8.1. to the following address of the Agent:

                  Wells Fargo Bank, National Association
                  Real Estate Group
                  Koll Center
                  2030 Main Street, Suite 800
                  Irvine, California  92714
                  Attention:  Ms. Debra Autry

         SECTION 12.2.  No Waivers.

         No failure or delay by the Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.3.  Expenses.

         The Borrower will pay on demand all present and future reasonable expenses of:

         (a) the Agent in connection with the negotiation, preparation, execution and delivery (including reasonable out-of-pocket costs and expenses incurred in connection with the assignment of Commitments pursuant to Section 12.8.) of this Agreement, the Notes and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the reasonable fees and disbursements of: (i) Alston & Bird LLP, counsel for the Agent, and (ii) each local counsel retained by the Agent;

         (b) the Agent in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent or any Lender relating to this Agreement, the Notes or any of the other Loan Documents or sales of participations in any Lender's Commitment, including the reasonable fees and disbursements of counsel to the Agent;

         (c) the Agent and each of the Lenders in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, including the reasonable fees and disbursements of counsel to the Agent actually incurred;

         (d) the Agent and each of the Lenders, after the occurrence of a Default or Event of Default, in connection with the collection or enforcement of the obligations of the Borrower under this Agreement, the Notes or any other Loan Document, including the reasonable fees and disbursements of counsel to the Agent or to any Lender actually incurred if such collection or enforcement is done by or through an attorney;

         (e) subject to any limitation contained in Section 12.5., the Agent and each of the Lenders in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement, the Notes or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to the Agent or any Lender actually incurred and of experts and other consultants retained by the Agent or any Lender in connection therewith;

         (f) the Agent and each of the Lenders, after the occurrence of a Default or Event of Default, in connection with the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement, the Notes or any of the other Loan Documents including the reasonable fees and disbursements of counsel to the Agent or any Lender actually incurred;

         (g) the Agent in connection with costs and expenses incurred by the Agent in gaining possession of, maintaining, appraising, selling, preparing for sale and advertising to sell any collateral security, whether or not a sale is consummated; and

         (h) the Agent and each of the Lenders, to the extent not already covered by any of the preceding subsections, in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(g) or (h), and the reasonable fees and disbursements of counsel to the Agent and any Lender actually incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any such proceeding, including without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Agent or such Lender and (iii) the negotiation and preparation of any plan of reorganization of the Borrower, whether proposed by the Borrower, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

         SECTION 12.4.  Stamp, Intangible and Recording Taxes.

         The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

         SECTION 12.5.  Indemnification.

         The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, the Agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it results from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to: (i) this Agreement or the transactions contemplated thereby; (ii) the making of Loans; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; or (iv) the Agent's or the Lenders' entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other similar action taken by the Borrower, the Agent or any of the Lenders in connection with the required compliance by the Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws or other material environmental rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its other obligations set forth in this Agreement and the other Loan Documents.

         SECTION 12.6.  Setoff.

         In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by the Borrower, at any time or from time to time upon the occurrence and during the continuance of an Event of Default but subject to the Agent's prior written consent, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations then due and owing. The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 12.7.  Amendments.

         Any consent or approval required or permitted by this Agreement or in any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(e)) to be given by the Lenders may be given, and the performance or observance by the Borrower of any terms of any such Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Any provision of this Agreement or of any other Loan Document (other than any agreement evidencing the fees referred to in Section 3.1.(e)) may be amended or otherwise modified with, but only with, the written consent of the Borrower and the Majority Lenders. Any provision of any agreement evidencing the fees referred to in Section 3.1.(e) may be amended or otherwise modified only in writing by the Agent and the Borrower, and the performance or observance by the Borrower of any terms of any such agreement may be waived only with the written consent of the Agent. Notwithstanding the foregoing, none of the following may be amended or otherwise modified, nor may compliance by the Borrower, as applicable thereunder or with respect thereto be waived, without the written consent of all the Lenders and the Borrower:

         (a) the principal amount of any Loan (including forgiveness of any amount of principal);

         (b) the rates of interest on the Loans and the amount of any interest payable on the Loans (including the forgiveness of any accrued but unpaid interest);

         (c) the dates on which any principal or interest payable by the Borrower under any Loan Document is due;

         (d)      the  provisions  of the first  sentence  of  Section  2.1.(a),
                  Section 2.2.(a), Section 2.8.(f), any of Sections 9.1. through
                  9.8. and this Section;

         (e)      the Revolving Credit Termination Date;

         (f)      the Termination Date;

         (g) the obligations of a Guarantor under its Guaranty, including the release of a Guarantor therefrom (except as specifically permitted in the last sentence of Section 4.2.);

         (h) the definition of Commitment, Majority Lenders (or any minimum requirement necessary for the Lenders or Majority Lenders to take action hereunder), Pro Rata Share, Commitment and Maximum Loan Availability and Unencumbered Pool Value (and the definitions used in either such definition and the percentages and rates used in the calculation thereof); and

         (i)      the amount and payment date of any fees.

Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section
2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         SECTION 12.8.  Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders.

         (b) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender. Except as otherwise provided in Section 12.6., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Participant may not grant to any other Person any participating interest in such Participant's interest and that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender's Commitment,
(ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Lender may with the prior written consent of the Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more banks or other financial institutions (each an "Assignee") all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (ii) after giving effect to any such assignment by the Agent, the Agent in its capacity as a Lender shall retain a Commitment, or if the Commitments have been terminated, hold Notes having an aggregate outstanding principal balance, greater than or equal to the Commitment of each other Lender (other than any Lender whose Commitment has increased as a result of a merger or combination with another Lender) and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.

         (d) Any Lender (each, a "Designating Lender") may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody's designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection (d) and the provisions in the immediately preceding subsections (b) and (c) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon,
(i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 11.7. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the Agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender:
(i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as Agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other
Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date. In connection with any such designation the Designating Lender shall pay to the Agent an administrative fee for processing such designation in the amount of $2,000.

         (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants).

         (g) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of their respective affiliates or Subsidiaries.

         SECTION 12.9.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

         SECTION 12.10.  Litigation.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR IN
CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF LENDERS OF ANY KIND OR NATURE.

         (b) THE BORROWER, THE AGENT AND EACH LENDER EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

         SECTION 12.11.  Confidentiality.

         Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents.

         SECTION 12.12.  Counterparts; Integration.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the other Loan Documents, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 12.13.  Invalid Provisions.

         Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and effect and the effect thereof shall be confined to the provision held invalid or illegal.


                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               REGENCY CENTERS, L.P.

                    By: Regency Realty Corporation, its sole general partner

                                               By:
                                                    Name:
                                     Title:


                           REGENCY REALTY CORPORATION

                                            By:
                                                 Name:
                                                 Title:


         STATE OF GEORGIA

         COUNTY OF


         BEFORE ME, a Notary Public in and for said County, personally appeared , known to me to be a person who, as ____________________________ of Regency Realty Corporation, on its own
behalf and as the general partner of Regency Centers, L.P., the entity which executed the foregoing Credit Agreement, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as an officer of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this day of March, 1998.


                                     Notary Public

                                     My Commission Expires:

                               [Signature Page to Credit Agreement dated as of
                                    March 27, 1998 with Regency Centers, L.P.]



          WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as the Agent

                                            By:
                                                 Name:
                                                 Title:

                                          Lending Office (all Types of Loans):

                                       Wells Fargo Bank, National Association
                                            2859 Paces Ferry Road, Suite 1805
                                            Atlanta, Georgia  30339
                                            Attention:  Mary Ann Kelly
                                            Telecopier:  (404) 435-2262
                                            Telephone:  (404) 435-3800

                                            Commitment Amount:

                                            $150,000,000

                               [Signature Page to Credit Agreement dated as of
                                    March 27, 1998 with Regency Centers, L.P.]




                            FIRST UNION NATIONAL BANK


                         By:__________________________________________________
                            Name:__________________________________________
                            Title:__________________________________________

                                            Lending Office (all Types of Loans):

                            First Union National Bank
                             One First Union Center
                      Charlotte, North Carolina 28288-0166
                              Attn: Donna Hemenway
                           Telecopier: (704) 383-7989
                            Telephone: (704) 383-8763


                                            Commitment Amount:

                                            $50,000,000

                            [Signature Page to Credit Agreement dated as of
                                 March 27, 1998 with Regency Centers, L.P.]




                                            WACHOVIA BANK, N.A.


                       By:__________________________________________________
                     Name:__________________________________________
                       Title:__________________________________________

                                           Lending Office (all Types of Loans):

                                            Wachovia Bank, N.A.
                                            Mail Code GA1810
                                         191 Peachtree Street, N.E., 30th Floor
                           Atlanta, Georgia 30303-1757
                          Attention: Betty J. Hightower
                           Telephone No.: 404-332-4204
                           Telecopy No.: 404-332-4066

                                            Commitment Amount:

                                            $50,000,000

                            [Signature Page to Credit Agreement dated as of
                                 March 27, 1998 with Regency Centers, L.P.]



                                            NATIONSBANK, N.A.


                     By:__________________________________________________
                                Name:__________________________________________
                            Title:__________________________________________

                                            Lending Office (all Types of Loans):

                                            NationsBank, N.A.
                                            Structured Debt Group
                                          600 Peachtree Street, 6th Floor south
                                            GA1-006-06-25
                                            Attention:  S. Ellen Porter
                                            Telephone No.:  404-607-4127
                                            Telecopy No.:  404-607-4145

                                            Commitment Amount:

                                            $50,000,000

                                  EXECUTION COPY


                                CREDIT AGREEMENT

                                   dated as of

                               March 27, 1998

                                      among

                             REGENCY CENTERS, L.P.,

                                as the Borrower,

                           REGENCY REALTY CORPORATION,
                                 as the Parent,

              THE FINANCIAL INSTITUTIONS PARTY HERETO AND THEIR ASSIGNEES
                   UNDER SECTION 12.8. HEREOF,
                              as the Lenders,


                     FIRST UNION NATIONAL BANK, as Co-Agent,

                         NATIONSBANK, N.A., as Co-Agent,

                        WACHOVIA BANK, N.A., as Co-Agent

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   as the Agent

                                      - v -
CREDIT.DOC
                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS...............................................        1

         SECTION 1.1.  Definitions....................................        1
         SECTION 1.2.  General; References to Time....................       20

ARTICLE II.  CREDIT FACILITY..........................................       20

         SECTION 2.1.  Revolving Loans................................       20
         SECTION 2.2.  Bid Rate Loans.................................       21
         SECTION 2.3.  Swingline Loans................................       25
         SECTION 2.4.  Number of Interest Periods.....................       27
         SECTION 2.5.  Continuation...................................       27
         SECTION 2.6.  Conversion...................................       27
         SECTION 2.7.  Interest Rate..................................       28
         SECTION 2.8.  Repayment of Loans............................       28
         SECTION 2.9.  Voluntary Reductions of the Commitments.......       30
         SECTION 2.10.  Extension of Revolving Credit Termination Date...   30
         SECTION 2.11.  Term Loan Conversion.............................   30
         SECTION 2.12.  Notes............................................   31
         SECTION 2.13.  Amount Limitations...............................   31

ARTICLE III.  GENERAL LOAN PROVISIONS................................       31

         SECTION 3.1.  Fees..........................................       31
         SECTION 3.2.  Computation of Interest and Fees.............       32
         SECTION 3.3.  Pro Rata Treatment...........................       32
         SECTION 3.4.  Sharing of Payments, Etc......................       33
         SECTION 3.5.  Defaulting Lenders............................       34
         SECTION 3.6.  Purchase of Defaulting Lender's Pro Rata Share..     34
         SECTION 3.7.  Usury...........................................     35
         SECTION 3.8.  Agreement Regarding Interest and Charges........     35
         SECTION 3.9.  Statements of Account...........................     36
         SECTION 3.10.  Reliance.......................................     36
         SECTION 3.11.  Taxes..........................................     36

ARTICLE IV.  UNENCUMBERED POOL PROPERTIES..............................    37

         SECTION 4.1.  Acceptance of Unencumbered Pool Properties......     37
         SECTION 4.2.  Termination of Designation as Unencumbered Pool
                                          Property..................       39
         SECTION 4.3.  Additional Requirements of Unencumbered Pool
                                       Properties...................       39

ARTICLE V. YIELD PROTECTION, ETC...................................       40

         SECTION 5.1.  Additional Costs; Capital Adequacy...........       40
         SECTION 5.2.  Suspension of LIBOR Loans....................       41
         SECTION 5.3.  Illegality...................................       41
         SECTION 5.4.  Compensation................................       41
         SECTION 5.5.  Treatment of Affected Loans..................       42
         SECTION 5.6.  Change of Lending Office.....................       43

ARTICLE VI.  CONDITIONS.............................................       43

         SECTION 6.1.  Effectiveness................................       43
         SECTION 6.2.  Conditions to All Loans......................       45
         SECTION 6.3.  Conditions to Conversion to Term Loans.......       45
         SECTION 6.4.  Conditions as Covenants......................       46

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES........................       46

         SECTION 7.1.  Existence and Power.........................       46
         SECTION 7.2.  Ownership Structure.........................       46
         SECTION 7.3.  Authorization of Agreement, Notes, Loan
                                 Documents and Borrowings..........       47
         SECTION 7.4.  Compliance of Agreement, Notes, Loan Documents
 and Borrowing with Laws, etc.......................................       47
         SECTION 7.5.  Compliance with Law; Governmental Approvals.      47
         SECTION 7.6.  Existing Indebtedness.......................       47
         SECTION 7.7.  Title to Properties; Liens..................       48
         SECTION 7.8.  Unencumbered Pool Properties................       48
         SECTION 7.9.  Leases......................................       48
         SECTION 7.10.  Material Contracts.........................       48
         SECTION 7.11.  Margin Stock...............................       48
         SECTION 7.12.  Transactions with Affiliates...............       48
         SECTION 7.13.  Absence of Defaults........................       49
         SECTION 7.14.  Financial Information......................       49
         SECTION 7.15.  Litigation.................................       49
         SECTION 7.16.  ERISA.......................................       50
         SECTION 7.17.  Environmental Matters......................       51
         SECTION 7.18.  Taxes......................................       51
         SECTION 7.19.  Investment Company; Public Utility Holding Company.  51
         SECTION 7.20.  Full Disclosure....................................52
         SECTION 7.21.  Not Plan Assets.....................................52
         SECTION 7.22.  Business.........................................   52
         SECTION 7.23.  Title to Properties; Necessary Agreements, Licenses,
           Permits; Adverse Contracts................................       52

ARTICLE VIII.  COVENANTS...........................................       53
         SECTION 8.1.  Information..................................       53
         SECTION 8.2.  ERISA Reporting...............................       55
         SECTION 8.3.  Payment of Obligations.......................       56
         SECTION 8.4.  Preservation of Existence and Similar Matters.      56
         SECTION 8.5.  Maintenance of Property.......................      56
         SECTION 8.6.  Conduct of Business...........................      56
         SECTION 8.7.  Insurance.....................................    57
         SECTION 8.8.  Modifications to Material Contracts...........     57
         SECTION 8.9.  Environmental Laws............................     57
         SECTION 8.10.  Compliance with Laws and Material Contracts..     58
         SECTION 8.11.  Inspection of Property, Books and Records....      58
         SECTION 8.12.  Indebtedness.................................    58
         SECTION 8.13.  Consolidations, Mergers and Sales of Assets..     58
         SECTION 8.14.  Use of Proceeds..............................     59
         SECTION 8.15. Tenant Concentration..........................     59
         SECTION 8.16. Acquisitions..................................     59
         SECTION 8.17.  Exchange Listing.............................      59
         SECTION 8.18.  REIT Status..................................    59
         SECTION 8.19.  Negative Pledge; Restriction on Distribution Rights. 60
         SECTION 8.20.  Agreements with Affiliates..................       60
         SECTION 8.21.  ERISA Exemptions............................       60
         SECTION 8.22.  Compliance with and Amendment of Charter or Bylaws.60
         SECTION 8.23.  Distributions......................................60
         SECTION 8.24.  New Subsidiaries.............................       61
         SECTION 8.25.  Acquisitions or Developments of Properties...       62
         SECTION 8.26.  Transfer of Properties to Borrower..........       62
         SECTION 8.27.  Payment of accrued and unpaid interest and
fees under Parent Credit Agreement..................................       62

Article IX.  Financial Covenants....................................       62
         SECTION 9.1.  Minimum Net Worth............................       62
         SECTION 9.2.  Ratio of Total Liabilities to Gross Asset Value.    62
         SECTION 9.3.  Ratio of Secured Indebtedness to Gross Asset Value.  63
         SECTION 9.4.  Ratio of EBITDA to Interest Expense.............    63
         SECTION 9.5.  Ratio of EBITDA to Debt Service and Reserve for
                                          Replacements..............       63
         SECTION 9.6.  Unsecured Interest Expense Coverage..........       63
         SECTION 9.7.  Permitted Investments........................       63
         SECTION 9.8.  Floating Rate Debt...........................       64

ARTICLE X.  DEFAULTS................................................       64
         SECTION 10.1.  Events of Default.................................  64
         SECTION 10.2.  Remedies..........................................  67
         SECTION 10.3.  Allocation of Proceeds............................  68
         SECTION 10.4.  Rights Cumulative.................................  68
         SECTION 10.5.  Recision of Acceleration by Majority Lenders......  69

ARTICLE XI.  THE AGENT....................................................  69
         SECTION 11.1.  Appointment and Authorization.....................  69
         SECTION 11.2.  The Agent and Affiliates..........................  70
         SECTION 11.3.  Collateral Matters................................  70
         SECTION 11.4.  Approvals of the Lenders..........................  70
         SECTION 11.5.  Consultation with Experts.........................  71
         SECTION 11.6.  Liability of the Agent............................  71
         SECTION 11.7.  Indemnification of the Agent......................  71
         SECTION 11.8.  Credit Decision...................................  72
         SECTION 11.9.  Successor Agent...................................  72
         SECTION 11.10.  Approvals and Other Actions by Majority Lenders..  73

ARTICLE XII.  MISCELLANEOUS...............................................  73
         SECTION 12.1.  Notices...........................................  73
         SECTION 12.2.  No Waivers........................................  74
         SECTION 12.3.  Expenses..........................................  74
         SECTION 12.4.  Stamp, Intangible and Recording Taxes.............  75
         SECTION 12.5.  Indemnification...................................  75
         SECTION 12.6.  Setoff............................................  76
         SECTION 12.7.  Amendments........................................  76
         SECTION 12.8.  Successors and Assigns............................  78
         SECTION 12.9.  Governing Law.....................................  80
         SECTION 12.10.  Litigation.......................................  80
         SECTION 12.11.  Confidentiality..................................  81
         SECTION 12.12.  Counterparts; Integration........................  81
         SECTION 12.13.  Invalid Provisions..............................   82

Exhibit A                Form of Assignment and Acceptance Agreement
Exhibit B                Form of Designation Agreement
Exhibit C                Form of Revolving Note
Exhibit D                Form of Bid Rate Note
Exhibit E                Form of Swingline Note
Exhibit F                Form of Notice of Borrowing
Exhibit G                Form of Notice of Continuation
Exhibit H                Form of Notice of Conversion
Exhibit I                Form of Bid Rate Quote Request
Exhibit J                Form of Bid Rate Quote
Exhibit K                Form of Bid Rate Quote Acceptance
Exhibit L                Form of Notice of Swingline Borrowing
Exhibit M                Form of Extension Request
Exhibit N                Form of Opinion of Borrower's Counsel
Exhibit O                Form of Guaranty
Exhibit P                Form of Unencumbered Pool Certificate
Exhibit Q                Form of Compliance Certificate

Schedule 4.1.            Unencumbered Pool Properties
Schedule 7.2.            Ownership Structure
Schedule 7.6.            Existing Indebtedness
Schedule 7.10.           Material Contracts
Schedule 7.12.           Transactions with Affiliates
Schedule 7.15.           Litigation
Schedule 7.16.           ERISA